UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EPL Oil & Gas, Inc.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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201 St. Charles Avenue

Suite 3400

New Orleans, Louisiana 70170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 30, 2013

To the Stockholders of EPL Oil & Gas, Inc.:

The 2013 Annual Meeting of Stockholders of EPL Oil & Gas, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 919 Milam, Suite 1600, Houston, Texas 77002, on April 30, 2013, at 9:00 a.m., Central Daylight Time, for the following purposes:

(1) to elect six (6) directors to hold office until the Annual Meeting of Stockholders in the year 2014 and until their respective successors are duly elected and qualified;

(2) to approve an amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares of Common Stock available for award under the plan from 2,474,000 to 3,574,000 shares;

(3) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2013;

(4) to approve, on a non-binding advisory basis, the Company’s executive compensation; and

(5) to transact such other business as may properly come before the meeting.

Additional information regarding the meeting and the above proposals is set forth in the accompanying proxy statement. The Board of Directors has set the close of business on March 5, 2013 as the record date for the meeting (the “Record Date”), and only holders of common stock, par value $0.001 per share (the “Common Stock”), on the Record Date are entitled to notice of, and to vote at, the 2013 Annual Meeting, or any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting.

As we have done for the past several years, we will be furnishing our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. This Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials.

You can vote your shares via the Internet or by telephone. Furthermore, if you received paper proxy materials from the Company, you may sign, date and mail the proxy card in the envelope that was provided to you. If you hold your shares through a broker or other nominee, you should contact your broker to determine how to vote your shares.

By Order of the Board of Directors,

/s/ David P. Cedro

David P. Cedro

Senior Vice President, Chief

Accounting Officer, Treasurer and

Corporate Secretary

New Orleans, Louisiana

March 21, 2013

EPL OIL & GAS, INC.

201 St. Charles Avenue

Suite 3400

New Orleans, Louisiana 70170

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and accompanying Notice and Proxy Form are being provided to the stockholders of EPL Oil & Gas, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on April 30, 2013 at the Company’s corporate offices at 919 Milam, Suite 1600, Houston, Texas at 9:00 a.m., Central Daylight Time (the “2013 Annual Meeting” or the “Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders with access to its proxy materials through the Internet rather than by providing them in paper form. Accordingly, the Company will send a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet to stockholders. The Company expects to send the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the Meeting on or about March 21, 2013. Stockholders may also obtain a copy of these proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials. Unless these procedures are followed, the Company will not be mailing a printed copy of the proxy materials to any stockholder.

ABOUT THE 2013 ANNUAL MEETING

Voting Procedures

Stockholders of record at the close of business on March 5, 2013 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, there were 39,242,869 shares of the Company’s common stock, par value $0.001 per share (the “Company Shares” or the “Common Stock”), issued and outstanding and entitled to vote. The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The person(s) whom the Company appoints to act as inspector(s) of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. Company Shares held by stockholders present at the Meeting—in person or by proxy—that have abstained from voting will be counted as present for determining the existence of a quorum. If such a quorum is not present or represented at the Meeting, the presiding officer of the Meeting will have the power to adjourn the Meeting from time to time—without notice other than announcement at the Meeting—until a quorum is present or represented.

Each of the Company Shares will entitle the holder thereof to one vote. Cumulative voting is not permitted. Other than with respect to the election of directors, an abstention has the effect of a vote against a matter to be presented at the Meeting. Votes cast at the Meeting will be counted by the inspector(s) of election.

If you hold shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”). There are also non-discretionary matters for which brokers do not have discretionary authority to vote if they do not receive timely instructions from you. When a broker or nominee does not have discretion to vote on a particular matter, a “broker non-vote” results if you have not given timely instructions on how the broker or nominee should vote your shares or if the broker or nominee indicates that it does not have the authority to vote your shares on its proxy. Although any broker non-vote would be counted as present at the Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For Item 3 to be voted on at the Meeting, brokers or nominees will have discretionary authority in the absence of timely instructions from you. Items 1, 2 and 4 are non-discretionary matters, and brokers will not have discretionary authority for Items 1, 2 and 4 in the absence of timely instructions from you.

The Board of Directors is soliciting your proxy to provide you with an opportunity to vote on all matters to come before the Meeting, regardless of whether you attend in person. If you vote by proxy via the Internet or by telephone in accordance with the instructions found on the Notice of Internet Availability of Proxy Materials, your shares will be voted in the manner that you specify. Additionally, your shares will be voted as you specify if you request printed copies of proxy materials by mail and vote by proxy by filling out the proxy card. If you submit a proxy but do not specify how you would like your shares voted, your shares will be voted in accordance with the recommendations of the Board, as set forth below. After submitting a proxy, you may subsequently revoke your proxy by submitting a revised proxy or a written revocation at any time before your original proxy is voted. You may also attend the Meeting in person and vote in person by ballot, which would cancel any proxy you gave prior to the Meeting.

The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of six (6) nominees to the Company’s Board of Directors, Messrs. Hanna, Buckner, Griffiths, McCarthy, Pully and Wallace, to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2) FOR the approval of an amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares of Common Stock available for award under the plan from 2,474,000 to 3,574,000 shares;

(3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2013;

(4) FOR the approval, on a non-binding advisory basis, of the compensation of the Named Executive Officers, as disclosed in this proxy statement; and

(5) At the discretion of the proxies designated through the Internet, by telephone or on the proxy card, on any other matter that may properly come before the 2013 Annual Meeting.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, furnishing through the Internet, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by Internet and mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. These individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

Assistance

If you need assistance with completing your proxy card or voting via the Internet or telephone or have questions regarding the 2013 Annual Meeting, please contact David P. Cedro, Chief Accounting Officer, Treasurer and Corporate Secretary of the Company, at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170 or at (504) 569-1875.

MATTERS TO BE PRESENTED TO THE STOCKHOLDERS

AT THE 2013 ANNUAL MEETING

Item 1 — Election of Directors

At the 2013 Annual Meeting, six (6) directors are to be elected, each of whom will serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The persons named as proxies on the proxy card intend to vote FOR the election of each of the six (6) nominees listed below, unless otherwise directed.

Currently, the Board is composed of the following six directors: Gary C. Hanna, Charles O. Buckner, Scott A. Griffiths, Marc McCarthy, Steven J. Pully and William F. Wallace.

The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified: Gary C. Hanna, Charles O. Buckner, Scott A. Griffiths, Marc McCarthy, Steven J. Pully and William F. Wallace. Each nominee has consented to be nominated and, if elected, to serve.

To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of the shares of Common Stock cast at the 2013 Annual Meeting. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on this Item 1. The election of directors is not an item for which brokers or nominees have the discretion to vote. Therefore, and because a plurality of the votes cast is required to elect a director, broker non-votes will not be taken into account in determining the outcome of this Item 1.

The Board of Directors recommends that you vote “FOR” the election of the six (6) nominees: Messrs. Hanna, Buckner, Griffiths, McCarthy, Pully and Wallace.

Information About the Nominees

Set forth below are the names, ages, positions held and terms of office, as applicable, for the nominees that the Board has nominated to serve until the 2014 Annual Meeting of Stockholders. Each of the nominees currently serves as a director of the Company.

Name	Age	Position Held	Term of Office
Gary C. Hanna	55	President, Chief Executive Officer and Director	June 2010 – Current
Charles O. Buckner	68	Director	September 2009 – Current
Scott A. Griffiths	58	Director	September 2009 – Current
Marc McCarthy	42	Chairman of the Board and Director	September 2009 – Current
Steven J. Pully	53	Director	April 2008 – Current
William F. Wallace	73	Director	May 2011 – Current

Gary C. Hanna, age 55, joined the Company in September 2009 as Chief Executive Officer and was named President and Chief Executive Officer in 2011. He was elected as a director in June 2010. He has nearly 30 years of executive experience in the energy sector. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer for Admiral Energy Services, a start-up company focused on the development of offshore energy services. From 1999 to 2007, Mr. Hanna served in various capacities at Tetra Technologies, Inc., an international oil and gas services production company, including serving as Senior Vice President from 2002 to 2007. Prior to 2002, Mr. Hanna served as President and Chief Executive Officer for Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer for Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to 1998, he also served as the Chief Operations Officer for DLB Oil & Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in the development of mid-continent oil and gas prospects. On April 6, 2009, Mr. Hanna and an ad hoc committee of the Company’s senior unsecured noteholders (the “Ad Hoc Committee”) entered into a consulting agreement whereby Mr. Hanna was retained to provide certain advisory services to the Ad Hoc Committee. On June 7, 2009, Mr. Hanna and the Ad Hoc Committee’s successor-in-interest, the Official Committee of Unsecured Noteholders (the “Noteholders Committee”), as the United States Bankruptcy Court’s appointed representative of the Company’s unsecured noteholders, entered into an amendment to Mr. Hanna’s consulting agreement (the “Amendment”) in which Mr. Hanna and the Noteholders Committee agreed to use a non-binding term sheet attached to the Amendment as the basis for the preparation of an employment agreement (the “Employment Agreement”) pursuant to which the Company would hire Mr. Hanna as Chief Executive Officer of the Company upon the Company’s exit from its Chapter 11 reorganization. According to the terms of the Amendment, the Company’s hiring of Mr. Hanna as Chief Executive Officer of the Company was subject to the United States Bankruptcy Court’s approval of the Company’s plan of reorganization and the execution of a definitive Employment Agreement between the Company and Mr. Hanna. Mr. Hanna and the Company executed the Employment Agreement on October 1, 2009.

Charles O. Buckner, age 68, has been a director since September 2009. Mr. Buckner, a private investor, retired from the public accounting firm of Ernst & Young LLP in 2002 after 35 years of service in a variety of client service and administrative roles, including chairmanship of Ernst & Young’s United States energy practice. Mr. Buckner is a director of Patterson-UTI Energy, Inc. Mr. Buckner also served on the board of directors of Global Industries, Ltd. from May 2010 to November 2011; Gateway Energy Corporation from June 2008 to September 2010; Whittier Energy Inc. from June 2003 to December 2007; and Horizon Offshore Inc. from December 2003 to December 2007. Mr. Buckner is a Certified Public Accountant in the State of Texas and holds a B.B.A. in Accounting from the University of Texas and an M.B.A. from the University of Houston.

Scott A. Griffiths, age 58, has been a director since September 2009. Mr. Griffiths has almost 30 years of experience in the energy sector. Mr. Griffiths served as Senior Vice President and Chief Operating Officer of Hydro Gulf of Mexico, L.L.C. from December 2005 to December 2006. Subsequent to leaving Hydro Gulf of Mexico, Mr. Griffiths has been involved in certain energy investments for his own account. From 2003 through December 2005, Mr. Griffiths served as Executive Vice President and Chief Operating Officer of Spinnaker Exploration Company. From 2002 to 2003, Mr. Griffiths served as Senior Vice President, Worldwide Exploration for Ocean Energy, Inc. Mr. Griffiths joined Ocean following the 1999 merger of Ocean and Seagull Energy Corporation, where he began working in 1997. At Seagull, Mr. Griffiths served as Vice President, Domestic Exploration. From 1984 to 1997, Mr. Griffiths was with Global Natural Resources, Inc. where he served in various capacities, including Vice President for Domestic Exploration, before Global merged with Seagull in 1997. Mr. Griffiths was also an Exploration Geologist with Shell Oil Company from 1981 to 1984. Mr. Griffiths is a director of Copano Energy, LLC. He holds a B.S. in Geology from the University of New Mexico, an M.A. in Geology from Indiana University and completed the Advanced Management Program at Harvard Business School.

Marc McCarthy, age 42, has been a director since September 2009. Mr. McCarthy is a Vice President and Senior Analyst at Wexford Capital LP (“Wexford Capital”), having joined them in June 2008. Previously, Mr. McCarthy worked in the Global Equity Research Department of Bear Stearns & Co., Inc. and was responsible for coverage of the international oil and gas sector. Mr. McCarthy joined Bear Stearns & Co. in 1997 and held various positions of increasing responsibility until his departure in June 2008, at which time he was a Senior Managing Director. Prior to 1997, he worked in equity research at Prudential Securities, also following the oil and gas sector. Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University.

Steven J. Pully, age 53, has been a director since April 2008. Mr. Pully has served since July 2008 as the General Counsel of Carlson Capital, L.P. (“Carlson Capital”), an asset management firm. From October 2007 until June 2008, Mr. Pully was a consultant, working primarily in the asset management industry. From December 2001 to October 2007, Mr. Pully worked for Newcastle Capital Management, L.P., an investment partnership, where he served as President from January 2003 through October 2007. He also served as Chief Executive Officer of New Century Equity Holdings Corp. from June 2004 through October 2007. Mr. Pully also worked for almost twelve years as an energy investment banker at various major investment banks and worked for four years at a Houston-based law firm. In addition to his service as a director of the Company, Mr. Pully has served on several public-company boards of directors during the past five years: Cano Petroleum, Inc., from June 2009 to August 2010; Ember Resources Inc., from September 2008 to June 2011; Peerless Systems Corporation from February 2008 to June 2008; New Century Equity Holdings Corp., from June 2004 to February 2009; and Geoworks Corporation from April 2003 to February 2008. Mr. Pully is licensed as an attorney and Certified Public Accountant in the State of Texas and is also a Chartered Financial Analyst. He holds a B.S. with honors in Accounting from Georgetown University and a J.D. degree from the University of Texas.

William F. Wallace, age 73, has been a director since May 2011. Since 2008, Mr. Wallace has been a director of Western Zagros Resources Ltd., where he serves on the Health, Safety, Environment and Security Committee, as well as on the Governance Committee. Since 2007, Mr. Wallace has been a director, as well as advisor to the Chairman and Chief Executive Officer, of Taylor Energy Company LLC. From 2004 through 2006, Mr. Wallace served as a director of Markwest Hydrocarbon, Inc. and the Kerr-McGee Corporation; he was a member of both the Audit Committee and the Compensation Committee of each board. From 1999 until its merger with the Kerr-McGee Corporation in 2004, Mr. Wallace served on the board of Westport Resources Corp., where he chaired both the Governance and Compensation Committees and was a member of the Audit Committee. Mr. Wallace has 48 years of experience in the oil and gas industry and has served on numerous boards of directors in addition to those mentioned above, including as a member of the board of directors of each of Khanty Mansiysk Oil Corporation, Input/Output, Inc., Vessels Energy Inc., Forcenergy Inc. and Barrett Resources Corporation/Plains Petroleum Company. Mr. Wallace has also worked as a consultant to The Beacon Group, an energy venture capital fund, where he advised on identifying energy investment opportunities. Prior to 1994, Mr. Wallace spent 23 years with Texaco Inc., an integrated oil and gas company, including six years as Vice President of Exploration for Texaco USA and as Regional Vice President of Texaco’s Eastern Region prior to his retirement. Mr. Wallace holds a B.A. in Geology from Middlebury College and an M.S. in Geology from Stanford University and completed the Advanced Management Program at the University of Illinois.

Item 2 — Amendment of 2009 Long Term Incentive Plan to Increase Number of Shares Available Under the Plan

The Board of Directors, subject to the approval of our stockholders as required under the NYSE’s rules, has approved an amendment that would increase the number of shares of Common Stock that may be issued pursuant to any and all awards under the 2009 Long Term Incentive Plan by 1,100,000 shares to a total of 3,574,000 shares. Our stockholders are being asked to approve this amendment to the 2009 Long Term Incentive Plan. As of February 28, 2013, the Company had granted employees and non-employee directors a total of 2,219,562 shares under the 2009 Long Term Incentive Plan and there were 408,280 shares remaining available in the plan for grants. Approval of the amendment would allow the Company to continue to grant incentive awards and reward opportunities that are tied to performance of the Common Stock.

The proposed amendment to the 2009 Long Term Incentive Plan is attached hereto as Appendix A. This is the second amendment to increase the number of shares available under the plan. The first such amendment, approved by our stockholders at the 2011 Annual Meeting, increased the shares available under the plan by 1,237,000 shares to a total of 2,474,000 and is attached hereto as Appendix B. The 2009 Long Term Incentive Plan, prior to giving effect to these amendments, is attached hereto as Appendix C.

Summary of 2009 Long Term Incentive Plan

The following summary provides a general description of the material features of the 2009 Long Term Incentive Plan (the “2009 LTIP”), and is qualified in its entirety by reference to the full text of the plan attached as Appendices B and C.

The purpose of the 2009 LTIP is to provide a means to enhance our profitable growth by attracting and retaining directors, officers and other key employees through affording such individuals a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of our Common Stock. All directors, officers and other key employees providing services to the Company are potentially eligible to participate in the 2009 LTIP. There are six directors, nine officers and approximately 32 key employees eligible to participate in the 2009 LTIP. The 2009 LTIP provides for grants of (i) incentive stock options qualified as such under income tax rules and regulations, (ii) stock options that do not qualify as incentive stock options, (iii) restricted stock awards, (iv) restricted stock units, (v) stock appreciation rights, (vi) bonus stock and awards in lieu of Company obligations, (vii) dividend equivalents in connection with other awards, (viii) deferred shares, (ix) performance units or performance shares, or (x) any combination of such awards (collectively referred to as “Awards”).

Awards under the 2009 LTIP are made by the Board at the recommendation of the Compensation Committee, in the case of Mr. Hanna, and by the Compensation Committee, at the recommendation of Mr. Hanna, in the case of other executive officers. As more fully described in “Compensation Discussion & Analysis,” awards typically fall into two categories: (i) semi-annual awards, which are made at mid-year and shortly after the end of the year, and (ii) new hire and promotion awards, which are made on the date of hire or promotion. The Board or the Compensation Committee may make grants at other times, in its discretion, in connection with employee retention or otherwise. No grants may be made under the 2009 LTIP after September 21, 2019.

In addition to the equity grants to the Company’s officers and employees, the 2009 LTIP is also used for making equity grants to the Company’s non-employee directors under the Director Compensation Program described in “Director Compensation—Director Compensation Program” and “—Deferral Plan and Deferred Share Agreement.”

Before giving effect to the proposed amendment, the maximum aggregate number of shares of our Common Stock that may be issued pursuant to any and all Awards under the 2009 LTIP is currently limited to 2,474,000 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of Awards, as well as shares withheld to satisfy tax withholding requirements, as provided under the 2009 LTIP. As of February 28, 2013, 408,280 shares remained available for future grants.

Without stockholder or participant approval, the Board of Directors may amend, alter, suspend, discontinue or terminate the 2009 LTIP or the Committee’s authority to grant Awards under the 2009 LTIP, except that any amendment or alteration of the 2009 LTIP, including any increase in any share limitation, shall be subject to the approval of the stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which Common Stock may then be listed or quoted.

The 2009 LTIP provides for the grant of stock options to purchase Common Stock for which the exercise price, set at the time of the grant, will not be less than the fair market value per share at the date of grant. Our outstanding stock options generally have a term of 10 years and vest ratably on an annual basis over a three-year period from the date of grant.

Transfers of Awards under our 2009 LTIP are limited to those by will or by the laws of descent and distribution, or further restrictions specified by the Compensation Committee, and option rights are exercisable only during the participant’s lifetime by the participant or the participant’s guardian or legal representative.

U.S. Federal Income Tax Consequences of the 2009 LTIP

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards under the 2009 LTIP and with respect to the Common Shares acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below (possibly retroactively). This summary is not intended to be a complete discussion of all federal income tax consequences associated with the 2009 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult their own tax and legal advisors. Participants should also consult their own tax and legal advisors regarding the application of any state, local and foreign taxes and any U.S. federal gift, estate and inheritance taxes.

Incentive Stock Options. The incentive stock options under the 2009 LTIP are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2009 LTIP (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

Restricted Stock Awards. The recipient of a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (a) the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. The Section 83(b) election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units. The tax consequences of restricted stock units are similar to the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units. A participant will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares of Common Stock in settlement of the restricted stock units in an amount equal to the cash or the fair market value of the shares of Common Stock received.

Stock Appreciation Rights. A participant will not recognize any income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the appreciation in the value of the shares of Common Stock underlying the stock appreciation right. When the shares of Common Stock distributed in settlement of the stock appreciation right are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares of Common Stock on the exercise date. Any capital gain or loss will be long-term if the participant held the shares of Common Stock for more than one year.

Withholding and Dividends. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to shares of Common Stock or cash received. Dividends that are received by a participant prior to the time that the shares of Common Stock are taxed to the participant under the rules described above are taxed as additional compensation income, not dividend income.

Additional Considerations in Regard to Changes in Control. Where payments to certain employees that are contingent on a change in control exceed limits specified in the golden parachute payment rules under Section 280G of the Code, such employees generally are liable for a 20% excise tax on, and the Company or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards under the 2009 LTIP as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain employees of the Company and its subsidiaries.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer and to each of its four other most highly compensated executive officers. However, compensation that qualifies under Section 162(m) of the Code as “performance based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with performance units or performance stock or the exercise of stock options and stock appreciation rights granted by the Compensation Committee under the 2009 LTIP should not be limited by Section 162(m) of the Code. The 2009 LTIP has been designed to provide flexibility with respect to whether restricted stock awards granted by the Compensation Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Compensation Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2009 LTIP, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Compensation Committee will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with the Company). Compensation income generated in connection with bonus stock, awards in lieu of Company obligations, dividend equivalents in connection with other awards and deferred shares granted under the 2009 LTIP will generally not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code. During 2012, Gary Hanna received total compensation of $1.3 million, as a result of which approximately $0.3 million was not deductible by the Company for federal income tax purposes. No other executive officers of the Company received compensation in excess of $1 million in 2012.

The 2009 LTIP is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2009 LTIP. No consideration has been given to the effects of state, local, or other tax laws on the 2009 LTIP or on award recipients.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2012 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by stockholders (4)	554,587	$16.98	679,608
Equity compensation plans not approved by stockholders (5)	964,523	$13.26	—

Total	1,519,110	$14.30	679,608

(1)	Comprised of 1,192,158 shares subject to issuance upon the exercise of options and 326,952 shares that will vest upon the lapsing of restrictions associated with restricted share awards. Although the restricted shares are issued and outstanding as a matter of corporate law, they are subject to forfeiture provisions, which provisions will vest in accordance with the terms of the 2009 LTIP. If any of the restricted shares are forfeited, they can be reissued pursuant to options, restricted share awards or other stock-based awards permitted under the 2009 LTIP.
(2)	Restricted share awards do not have an exercise price; therefore, this only reflects the weighted-average exercise price of options.

(3)	These shares are available for future issuance under the 2009 LTIP, as amended prior to the date hereof, in the form of options, appreciation rights, restricted shares, deferred shares, bonus stock and performance shares, units or restricted stock units.
(4)	At the Company’s 2011 Annual Meeting of Stockholders, its stockholders approved an increase in the number of shares authorized for issuance under the 2009 LTIP from 1,237,000 shares to 2,474,000 shares.
(5)	The form of the 2009 LTIP was filed with the supplement to the Company’s plan of reorganization and approved by the United States Bankruptcy Court for the Southern District of Texas prior to the Company’s emergence from Chapter 11 reorganization on September 21, 2009. Accordingly, no stockholder approval was required, and none was sought or obtained.

Pursuant to our Amended and Restated Bylaws and NYSE rules, the amendment to the Company’s 2009 LTIP to increase the number of shares available for issuance under the plan will become effective if the amendment receives an affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock that are entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted. In addition, NYSE rules require that the total votes cast on this Item 2 must represent greater than 50% of all the shares entitled to vote on this Item 2. That is, the total number of votes cast “for” and “against” this Item 2 must exceed 50% of the outstanding shares of Common Stock if there is an affirmative vote of the holders of a majority of the votes of the shares of Common Stock cast on this Item 2 at the Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of these votes.

The Board of Directors recommends a vote FOR this Item 2 to approve the amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares available for issuance under the plan, as described above.

Item  3 — Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board of Directors is required by law and applicable rules of the NYSE to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2013. While stockholder ratification is not required by the Company’s Amended and Restated Bylaws or otherwise, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may—but is not required to—reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Pursuant to the Company’s Amended and Restated Bylaws, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm will be ratified if ratification of the selection receives an affirmative vote of the holders of a majority of the issued and outstanding Company Shares, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted.

A representative of PricewaterhouseCoopers LLP is expected to be present at the 2013 Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2013.

Item  4 — Advisory Vote on Executive Compensation

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee develops and implements our executive compensation philosophy, which has been and continues to be to reward performance with competitive compensation in order to attract and retain highly qualified executives and to motivate them to maximize stockholder return. The Company’s executive compensation program is designed to provide overall competitive fixed and incentive-based pay levels that vary based on the achievement of company-wide performance objectives and individual performance. At the 2011 annual meeting, we asked our stockholders if we should hold an advisory vote on the compensation of our Named Executive Officers every one, two or three years. Because more than 90% of the votes cast by our stockholders recommended an annual advisory vote, our stockholders are being asked to approve an advisory resolution on the compensation of the Named Executive Officers, as reported in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2012 executive compensation program and policies for the Named Executive Officers. At the 2012 annual meeting, our stockholders approved the Company’s 2011 executive compensation, with more than 85% of the votes cast in favor.

Accordingly, you may vote on the following resolution at the 2013 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”

As you consider this Item 4, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding compensation of our Named Executive Officers together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the Named Executive Officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the Named Executive Officers. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Pursuant to our Amended and Restated Bylaws, the resolution described above will be approved if there is an affirmative vote of the holders of a majority of the issued and outstanding Company Shares, present in person, represented by proxy or by remote communication and entitled to vote at the Meeting and that have actually been voted.

The Board of Directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of the Named Executive Officers.

OTHER MATTERS FOR 2013 ANNUAL MEETING

Management of the Company is not aware of any other matters that are to be presented for action at the 2013 Annual Meeting. However, if any other matters properly come before the 2013 Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of February 28, 2013 by (1) each of the Company’s directors and nominees for election as a director, (2) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), (3) all current directors and executive officers as a group and (4) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock. Except as otherwise noted below, the Company is not aware of (x) any agreements among its stockholders that relate to voting or investment of shares of the Common Stock or (y) any other person or entity that beneficially owns more than 5% of the voting power of Common Stock.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(2)
Directors
Charles O. Buckner (3)	29,739	*
Scott A. Griffiths (4)	29,739	*
Marc McCarthy (5)	5,653,425	14.4%
Steven J. Pully (6)	3,450,851	8.8%
William F. Wallace (4)	3,110	*

Named Executive Officers
Gary C. Hanna (7)	330,603	*
Tiffany J. Thom (8)	91,814	*
Andre J. Broussard (9)	47,319	*
W. Mac Jensen (10)	38,972	*
Chad E. Williams (11)	67,795	*
All current directors and executive officers as a group (11 persons) (12))	9,807,252	24.7%

Principal Holders
Wexford Capital LP (13)	5,653,425	14.4%
411 West Putnam Avenue Greenwich, CT 06830
Carlson Capital, L.P. (14)	3,420,673	8.7%
2100 McKinney Avenue, Suite 1800 Dallas, TX 75201
Dimensional Fund Advisors LP (15)	2,181,523	5.6%
Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options (as well as for purposes of any group calculations for any group of which any such person is a member). However, no such option shares are deemed outstanding for computing the percentage of any person other than the option holder. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.
(2)	Based on total shares outstanding of 39,241,703 on February 28, 2013. Also based, where appropriate, on the number of shares owned and acquirable within 60 days of February 28, 2013.
(3)	Includes 3,109 shares of Common Stock, the receipt of which Mr. Buckner has deferred under the Company’s Stock and Deferral Plan for Non-Employee Directors. The deferred shares will not be issued and outstanding shares of Common Stock until Mr. Buckner’s deferral period expires, which will occur when Mr. Buckner ceases to be a director of the Company. Also includes 3,110 shares of unvested deferred shares.
(4)	Includes 3,110 shares of unvested restricted stock.

(5)	All shares reported for Mr. McCarthy are shares beneficially owned by Wexford Capital and its affiliates, including 26,629 shares of vested restricted stock, 3,110 shares of unvested restricted stock and 12,599 shares representing annual retainers. These 42,338 shares are attributable to Mr. McCarthy’s service as a director of the Company and have been assigned by Mr. McCarthy to Wexford Capital and its affiliates. Mr. McCarthy is an employee of Wexford Capital and disclaims any beneficial ownership of shares of the Common Stock held by Wexford Capital or its affiliates.
(6)	Includes 23,558 shares of Common Stock, the receipt of which Mr. Pully has deferred under the Company’s Stock and Deferral Plan for Non-Employee Directors. The deferred shares will not be issued and outstanding shares of Common Stock until Mr. Pully’s deferral period expires, which will occur when Mr. Pully ceases to be a director of the Company. Also includes 3,110 shares of unvested deferred shares. In addition, includes 3,420,673 shares owned by Carlson Capital. Mr. Pully is an employee of Carlson Capital and disclaims any beneficial ownership of shares of Common Stock held by Carlson Capital.
(7)	Includes (i) 28,203 shares of unvested restricted stock and (ii) 278,710 shares of Common Stock underlying options exercisable within 60 days of February 28, 2013 granted to Mr. Hanna under the 2009 LTIP.
(8)	Includes (i) 290 shares of Common Stock beneficially owned by Ms. Thom and held in trust by the Company’s 401(k) Plan, (ii) 26,264 shares of unvested restricted stock and (iii) 56,135 shares of Common Stock underlying options exercisable within 60 days of February 28, 2013 granted to Ms. Thom under the 2009 LTIP.
(9)	Includes (i) 25,672 shares of unvested restricted stock and (ii) 15,825 shares of Common Stock underlying options exercisable within 60 days of February 28, 2013 granted to Mr. Broussard under the 2009 LTIP.
(10)	Includes (i) 100 shares of Common Stock beneficially owned by Mr. Jensen and held by his spouse, (ii) 24,643 shares of unvested restricted stock and (iii) 10,386 shares of Common Stock underlying options exercisable within 60 days of February 28, 2013 granted to Mr. Jensen under the 2009 LTIP.
(11)	Includes (i) 383 shares of Common Stock beneficially owned by Mr. Williams and held in trust by the Company’s 401(k) Plan, (ii) 21,463 shares of unvested restricted stock and (iii) 40,056 shares of Common Stock underlying options exercisable within 60 days of February 28, 2013 granted to Mr. Williams under the 2009 LTIP.
(12)	Includes (i) 26,667 shares of Common Stock, the receipt of which has been deferred under the Company’s Stock and Deferral Plan for Non-Employee Directors, (ii) 858 shares held in trust by the Company’s 401(k) Plan, (iii) 154,412 shares of unvested restricted stock, (iv) 6,220 shares of unvested deferred shares and (v) 439,549 shares of Common Stock underlying options exercisable within 60 days of February 28, 2013. See notes 3 through 11 above.
(13)

Pursuant to a Schedule 13D/A filed by Debello Investors LLC (“Debello”), Wexford Catalyst Investors LLC (“Wexford Catalyst”), Wexford Catalyst Trading Limited (“Wexford Trading”), Wexford Spectrum Fund, L.P. (“Wexford Spectrum”), Spectrum Intermediate Fund Limited (“Spectrum Intermediate”), Wexford Capital, Wexford GP LLC (“Wexford GP”), Mr. Charles E. Davidson and Mr. Joseph M. Jacobs with the SEC on December 31, 2012, Debello has shared voting and dispositive power over 810,013 shares, Wexford Catalyst has shared voting and dispositive power over 1,153,198 shares, Wexford Trading has shared voting and dispositive power over 33,852 shares, Wexford Spectrum has shared voting and dispositive power over 1,825,252 shares, Spectrum Intermediate has shared voting and dispositive power over 1,791,858 shares, and each of Wexford Capital, Wexford GP, Mr. Charles E. Davidson and Mr. Joseph M. Jacobs have shared voting and dispositive power over 5,649,149 shares. Wexford Capital is the managing member, investment manager or sub advisor of each of Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum, and Spectrum Intermediate and by reason of its status as such may be deemed to own beneficially the interest in the shares of the Common Stock of which such entities possess beneficial ownership. Wexford GP is the general partner of Wexford Capital and, as such, may be deemed to own beneficially the shares of which Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate possess beneficial ownership. Each of Messrs. Davidson and Jacobs is a controlling person of Wexford GP and may, by reason of his status as such, be deemed to own beneficially the interest in the shares of the Common Stock of which each of Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate possess beneficial ownership. Each of Messrs. Davidson and Jacobs, Wexford GP and Wexford Capital shares the power to vote and to dispose of the shares beneficially owned by Debello,

Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate. Each of Wexford Capital, Wexford GP and Messrs. Davidson and Jacobs disclaims beneficial ownership of the shares of Common Stock held by Debello, Wexford Catalyst, Wexford Trading, Wexford Spectrum and Spectrum Intermediate, respectively. In addition to the ownership disclosed on the December 31, 2012 Schedule 13D/A, Wexford Capital is the beneficial owner of 3,110 shares of unvested restricted stock and 1,166 shares representing an installment of Mr. McCarthy’s annual retainer, all of which the Company awarded to Mr. McCarthy and will be assigned to Wexford Capital.
(14)	Pursuant to a Form 4 filed with the SEC on December 26, 2012, Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Double Black Diamond, L.P. and Double Black Diamond Intermediate Ltd. (together, the “Funds”) directly beneficially own 3,420,673 shares of Common Stock. Carlson Capital, L.P. (“Carlson Capital”) is the investment manager of the Funds. Asgard Investment Corp. II (“Asgard II”) is the general partner of Carlson Capital. Asgard Investment Corp. (“Asgard”) is the sole shareholder of Asgard II. Clint D. Carlson is the President of Asgard II, Asgard, and Carlson Capital. As Carlson Capital’s general partner, Asgard, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 3,420,673 shares of Common Stock. As the President of Asgard and the Chief Executive Officer of Carlson Capital, Mr. Clint D. Carlson may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 3,420,673 shares of Common Stock. Mr. Carlson, Asgard and Carlson Capital disclaim any beneficial ownership of shares of the Common Stock held by the Funds or by other investment funds and managed accounts.
(15)	Pursuant to a Schedule 13G/A filed on February 8, 2013 under Section 13(d) of the Exchange Act for Dimensional Fund Advisors LP (“Dimensional”) and certain of its subsidiaries listed in such Schedule 13G/A, Dimensional has sole voting power over 2,139,119 shares of Common Stock and sole dispositive power over 2,181,523 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding Common Stock to file initial reports of ownership and changes in ownership of common stock with the SEC. Reporting persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) for the year ended December 31, 2012 were timely made.

CORPORATE GOVERNANCE

The Board of Directors

The Board’s leadership structure separates the Chief Executive Officer and Chairman of the Board of Directors positions, and the Chief Executive Officer reports to the Board. The Board does not have any policy with respect to the separation of the offices of the Chief Executive Officer and the Chairman of the Board. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new Chief Executive Officer. The Board has determined that its current leadership structure provides an appropriate framework for the Board to provide independent, objective and effective oversight of management. The Board, however, may make changes to its leadership structure in the future as it deems appropriate.

The Board is responsible for the oversight of the Company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Environmental, Health and Safety Committee (“EH&S Committee”) has oversight responsibility for health, environmental and safety risks, as well as other operational risks. The EH&S Committee also monitors the application, effectiveness and performance of the Company’s Environmental, Health & Safety Policies (“EH&S Policies”), as well as health, environmental and safety issues that could affect the Company’s business. The Audit Committee has oversight responsibility for financial risk (such as accounting and finance), and also oversees compliance with and enforcement of the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Ethics”). The Compensation Committee oversees compliance with our compensation plans, and the Nominating & Governance Committee oversees compliance with our corporate governance practices. Each of the committees reports to the Board regarding the areas of risk it oversees.

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. The Company’s Corporate Governance Guidelines provide that directors are expected to attend regular Board meetings and the Annual Meeting of Stockholders in person and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. During calendar year 2012, the Board of Directors held a total of 11 meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees on which they served during 2012. As Chairman of the Board of Directors, Mr. McCarthy presides at regularly scheduled executive sessions at which the Board of Directors meets without management participation.

Director Independence

Under the Company’s Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent under the listing standards of the NYSE. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its review of director independence, the Board considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The Board has adopted categorical standards to assist it in making determinations of independence for directors. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.eplweb.com.

Under the standards adopted by the Board, it has determined that each of Messrs. Buckner, Griffiths, McCarthy, Pully and Wallace is independent.

The EH&S Committee

The Board has a standing EH&S Committee, the current members of which are Messrs. Griffiths (Chairman), Hanna and Wallace. In addition, Chad Williams, the Company’s Senior Vice President, Production serves as an ex-officio, non-voting member of the EH&S Committee. The EH&S Committee is responsible for, among other things, reviewing the Company’s EH&S Policies and the Company’s compliance with such policies by way of management reports and identifying and monitoring emerging health, safety and environmental trends and legislative and regulatory issues that could affect the Company’s business. Additionally, the EH&S Committee is responsible for appointing an independent advisor to prepare a report on the Company’s EH&S Policies, as well as overseeing such advisor’s work. The EH&S Committee was formed on March 5, 2013 and has not yet held any meetings.

The Audit Committee

The Board has a standing Audit Committee established in accordance with Section (3)(a)(58)(A) of the Exchange Act, the current members of which are Messrs. Buckner (Chairman), Pully and Wallace. The Board, in its business judgment, has determined that each Audit Committee member is “independent,” as defined by the Company’s categorical standards on independence as well as the listing standards of the NYSE and the rules of the SEC applicable to audit committee members. Further, the Board, in its business judgment, has determined that Mr. Buckner and Mr. Pully each qualifies as an “audit committee financial expert” as described in Item 407(d)(5) of Regulation S-K. During 2012, the Audit Committee held four meetings.

Nominating & Governance Committee

The Board has a standing Nominating & Governance Committee, the current members of which are Messrs. Wallace (Chairman), Griffiths and McCarthy. When seeking candidates for director, the Nominating & Governance Committee has a policy whereby it may solicit suggestions from incumbent directors, management, stockholders or others. The Nominating & Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source as long as the recommendations comply with the procedures for stockholder recommendations outlined in the Company’s bylaws. In addition, the Nominating & Governance Committee has authority under its charter to retain a search firm for this. After conducting an initial evaluation of a potential candidate, the Nominating & Governance Committee will interview that candidate if it believes such candidate might be suitable to be a director. The Nominating & Governance Committee may also ask the candidate to meet with management. If the Nominating & Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Nominating & Governance Committee selects each nominee based on the nominee’s skills, achievements and experience. The Nominating & Governance Committee considers a variety of factors in selecting candidates, including, but not limited to, the following: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management and a willingness to commit time and energy. As required by its charter, the Nominating & Governance Committee considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board, when identifying director nominees. During 2012, the Nominating & Governance Committee held four meetings.

The Compensation Committee

The Board has a standing Compensation Committee, the current members of which are Messrs. Pully (Chairman), Buckner and Griffiths. The Compensation Committee has a charter under which its responsibilities and authorities include reviewing the Company’s compensation strategy, reviewing the performance of and approving the compensation for the senior management (other than the Chief Executive Officer), evaluating the Chief Executive Officer’s performance and, either as a committee or together with the other independent directors, determining and approving the Chief Executive Officer’s compensation level. In addition, the Compensation Committee approves and administers employee benefit plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the Company are reasonable and fair. The Compensation Committee has the authority to delegate to its Chairman, any of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Furthermore, the Compensation Committee’s decisions regarding the compensation of senior management (other than the Chief Executive Officer) is made in consultation with the Chief Executive Officer. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by NYSE listing standards. During 2012, the Compensation Committee held four meetings.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are set forth above. No member of the Compensation Committee is now, or at any time since the beginning of 2012 has been, employed by or served as an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure with the Company or any of its subsidiaries. See the disclosures regarding the transactions between the Company and Carlson Capital, L.P., for which Mr. Pully serves as General Counsel, below under the heading “Certain Relationships and Related Transactions.” The Company has made the determination that Mr. Pully does not have an indirect material interest in such transactions. In addition, none of the Company’s executive officers now serves, or at any time since the beginning of 2012 has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Code of Ethics

The Company has adopted the Code of Ethics, which applies to all directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Ethics is available on the Company’s website at www.eplweb.com. A copy of the Code of Ethics is also available, at no cost, by writing to the Company’s Corporate Secretary at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. The Company will post on its website any waiver of the Code of Ethics granted to any of its directors or executive officers promptly following the date of the amendment or waiver. No such waiver has ever been sought or granted.

Communications with Board of Directors

The Nominating & Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s annual meeting and governance process. The Nominating & Governance Committee makes recommendations to the Board based on such communications. Stockholders can send communications to the Board by mail in care of the Corporate Secretary at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Any stockholder sending such a communication to the Board should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it. Any other interested party who wishes to communicate with the non-management or independent directors should send the communication in writing to the Chairman of the Board, Mr. McCarthy, who presides at regularly scheduled executive sessions at which the Board meets without management participation. Communications to Mr. McCarthy may be sent to our principal executive offices as described above.

Website Access to Corporate Governance Documents

Copies of the charters for the Audit Committee, the Nominating & Governance Committee, the Compensation Committee and the EH&S Committee are available free of charge on the Company’s website at www.eplweb.com. Also available free of charge on our website are the Company’s Corporate Governance Guidelines and the Code of Ethics, which applies, among others, to the Company’s principal executive officer, principal financial officer and principal accounting officer. Copies of each of these documents may be obtained, free of charge, by writing to Investor Relations, EPL Oil & Gas, Inc., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. The Company will also post on its website any amendment to the Code of Ethics and any waiver of the Code of Ethics granted to any of its directors or executive officers to the extent required by applicable rules.

DIRECTOR COMPENSATION

General

The following table sets forth a summary of the compensation the Company paid to its non-employee directors during the year ended December 31, 2012.

Director Compensation for the Year Ended December 31, 2012

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Charles O. Buckner	75,000	100,000	—	—	—	—	175,000
Scott A. Griffiths	60,000	100,000	—	—	—	—	160,000
Marc McCarthy (2)	—	175,000	—	—	—	—	175,000
Steven J. Pully	70,000	100,000	—	—	—	—	170,000
William F. Wallace	65,000	100,000	—	—	—	—	165,000

(1)	Amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The grant date fair value has been calculated using the assumptions disclosed in Note 12 in Part II, Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2012. These amounts reflect grant date fair values and do not correspond to the actual value that might be realized by the directors. These amounts include an equity award of 6,219 shares per director with a grant date fair value of $16.08 per share, of which 3,110 remained unvested as of December 31, 2012. These amounts also include 4,664 shares with a grant date fair value of $16.08 per share for Mr. McCarthy representing fees that he elected to receive in stock. See “Director Compensation Program” below for a description of the material features of these awards.
(2)	Mr. McCarthy’s cash fees and stock awards are paid to Wexford Capital.

Director Compensation Program

In May 2011, the Compensation Committee of the Board of Directors adopted an amended compensation program (the “Director Compensation Program”) for each non-employee director of the Company. Under the amended program, directors became eligible to receive a fixed amount per year, with no separate payment of Board or committee meeting fees.

On March 5, 2013, the Board of Directors unanimously approved the second amendment to the Director Compensation Program, which amended the amount of annual compensation and meeting fees provided under the program. The Director Compensation Program, as amended, includes annual compensation in the amount of $70,000 with no separate payments of meeting fees. Prior to this amendment, the Director Compensation Program, as amended, included annual compensation in the amount of $60,000 with no separate payments of meeting fees. The Chairman of the Board of Directors and the chairman of the Audit Committee are each entitled to receive an additional $15,000 each year. The chairman of the Compensation Committee is entitled to receive an additional $10,000 each year. The chairman of the Nominating & Governance Committee is entitled to receive an additional $5,000 per year. Each such annual fee is payable in quarterly installments in cash, shares of Common Stock, or a combination thereof, at the election of each director.

The Director Compensation Program also provides for the annual grant of a stock award to each director with a market value of $100,000 (as measured on the date of the grant and prorated from the date of the grant, if applicable). Pursuant to the terms of the Director Compensation Program, one-half of each stock award vests immediately on the date of the grant, and the remaining one-half vests immediately prior to the next annual meeting of stockholders held after the grant date. The annual stock award was not affected by the recent amendment.

Deferral Plan and Deferred Share Agreement

On November 6, 2009, the Compensation Committee adopted the Second Amended and Restated Stock and Deferral Plan for Non-Employee Directors (the “Deferral Plan”), which Deferral Plan is administered by the Compensation Committee and is available to all eligible Board members. Under the Deferral Plan, each eligible director may defer all or a portion of such director’s compensation and fees to either a future date or the date the individual ceases to be a director for any reason, at the election of such director and in accordance with the form of Director Deferred Share Agreement adopted by the Compensation Committee in connection with the adoption of the Deferral Plan (the “Deferred Agreement”). Such compensation and fees may be deferred in the form of cash or in the form of shares of Common Stock, at the election of the director. Each director must make any deferral election according to the deferral election options presented to the directors by the Compensation Committee on an annual basis. In the event that a director has elected to receive settlement of his or her account in the form of Common Stock, all shares shall be granted pursuant to the Company’s 2009 LTIP.

The Deferral Plan is an unfunded plan, and each director’s compensation and fees that are deferred in cash are credited to a bookkeeping account in that director’s name. Pursuant to the Deferral Plan, any portion of a director’s account to be settled in cash is credited during the deferral period with interest equivalents at the end of each calendar quarter at an interest rate determined by the Compensation Committee in its sole discretion. Any portion of the director’s account to be settled in Common Stock is satisfied when the director ceases to be a director by the issuance of the number of shares of Common Stock that were deferred (subject to any adjustments for stock splits, stock dividends, recapitalizations or similar events). If any cash dividends would have been paid on such shares during the deferral period, then the amount of such dividends is credited to the director’s account.

The Deferred Agreement will be governed pursuant to the terms and conditions of the 2009 LTIP and the Deferral Plan, as applicable, including, but not limited to, the 2009 LTIP provisions regarding the Company’s repurchase rights and share adjustment provisions. The Deferred Agreement states the number of shares of Common Stock to be deferred, the treatment of dividend equivalents on such shares of Common Stock during the deferral period, the length of the deferral period and the vesting schedule for the shares of Common Stock, where applicable. The Deferred Agreement restricts the transfer of any deferred shares of Common Stock (other than by will or the laws of descent and distribution) to transactions between the director and the Company, or the director and an institutional investor of the Company that has designated the director to serve as a member of the Board.

EXECUTIVE OFFICERS

Set forth below are the names, ages as of February 28, 2013, and positions of the Company’s current executive officers:

Name	Age	Position Held
Gary C. Hanna	55	President, Chief Executive Officer and Director
Tiffany J. Thom	40	Senior Vice President, Chief Financial Officer
David P. Cedro	45	Senior Vice President, Chief Accounting Officer, Treasurer and Corporate Secretary
Chad E. Williams	45	Senior Vice President, Production
Andre J. Broussard	51	Senior Vice President, Geosciences
W. Mac Jensen	55	Senior Vice President, Business Development

Gary C. Hanna, see “Matters to be Presented to the Stockholders at the 2013 Annual Meeting — Information about the Nominees” above.

Tiffany J. Thom, age 40, joined the Company as a senior asset management engineer in October 2000, and has since held various positions with the Company: Director of Corporate Reserves (September 2001 to March 2006), Director of Investor Relations (April 2006 to June 2008) and Vice President, Treasurer and Director of Investor Relations (July 2008 to June 2009). In July 2009, she was designated as the Company’s principal financial officer, and, in September 2009, she was appointed to be a Senior Vice President. Ms. Thom was appointed Chief Financial Officer in June 2010. Prior to joining the Company, Ms. Thom was a senior reservoir engineer with Exxon Production Company and ExxonMobil Company and held operational roles, including reservoir engineering and subsurface completion engineering, for numerous offshore Gulf of Mexico properties. Ms. Thom holds a B.S. in Engineering from the University of Illinois and an M.B.A. in Management with a concentration in Finance from Tulane University.

David P. Cedro, age 45, joined the Company in October 2008 as its Vice President, Controller and principal accounting officer. In September 2009, Mr. Cedro was appointed to be a Senior Vice President of the Company. In June 2010, Mr. Cedro was appointed Chief Accounting Officer. In 2011, he was also appointed to be Treasurer. In 2012, he was appointed to the additional position of Corporate Secretary. Immediately prior to joining the Company, he was Corporate Controller for Bayou Steel, LLC, a steel manufacturing company acquired by ArcelorMittal, SA in 2008. From March 2003 to March 2008, Mr. Cedro held various positions with The Shaw Group Inc., a Fortune 500 public company and global provider of engineering and construction, procurement and construction management services to a broad range of industrial clients: Vice President — Financial Reporting (October 2004 to March 2007, August 2007 to March 2008); Vice President and Chief Financial Officer — Power Group (March 2007 to August 2007); and Vice President and Controller — Engineering, Construction and Maintenance Segment (March 2003 to October 2004). Prior to joining The Shaw Group Inc., Mr. Cedro was a Senior Manager with Ernst & Young LLP after serving in Big 4 audit practices from 1992 to 2003. He is a Certified Public Accountant in the State of Louisiana and holds a B.S. and M.S. in Accounting from the University of New Orleans.

Chad E. Williams, age 45, joined the Company in November 2000 as our Production Superintendent. He was promoted to Production Manager in April 2002 and Vice President, Production in July 2008. He is currently serving as Senior Vice President, Production and is responsible for overseeing all aspects of the Company’s field production, construction, and plugging, abandonment and decommissioning activities. Prior to joining the Company, he worked with Chevron USA in positions of increasing responsibilities ranging from offshore drilling and workover supervisory roles to production and reservoir engineering leadership roles within offshore asset management teams. Mr. Williams holds a B.S. in Petroleum Engineering from Marietta College, Ohio.

Andre J. Broussard, age 51, joined the Company in February 2011 as Senior Vice President, Geosciences. Most recently he was with Probe Resources serving as Vice President, Exploration from March 2008 to February 2011. From April 2006 to October 2007, he served as Hydro GOM’s Exploration and Development Manager, GOM Shelf and from October 2007 to February 2008 he served as Shelf, Technology, and Eastern Gas Manager with StatoilHydro. Mr. Broussard was with Spinnaker Exploration Company from 1997 until April 2006 as an explorationist focused on that company’s portfolio in the GOM shelf. He began his career in 1984 at CNG Producing Company working on a variety of GOM shelf exploration and development projects. Mr. Broussard worked at CNG Producing until he joined Spinnaker Exploration in 1997. Mr. Broussard earned a Bachelor’s degree in Geology from the University of Southwestern Louisiana.

W. Mac Jensen, age 55, joined the Company in May 2011 as Senior Vice President, Business Development. From December 2008 through April 2011, he was President of Jensen Energy Advisors LLC, providing acquisition and capital formation advisory services to oil and gas companies, including the Company since June 2010. From January 2007 to November 2008, Mr. Jensen served as a Managing Director for FBR Capital Markets Corporation in its energy investment banking group. From 2002 until 2006, he was with Capital C Energy, LLC as a principal and for a portion of that time served as the Senior Vice President of Belden & Blake Corporation, which had been acquired by Capital C Energy Holdings, LLC. Prior to that, Mr. Jensen spent a significant part of his career executing public offerings and mergers and acquisitions. From 1981 to 2002, he served at various investment banking and consulting firms, including more recently as an Executive Director at CIBC World Markets and a Managing Director at the predecessor to RBC Capital Markets. Mr. Jensen holds a Master of Business Administration degree from the University of Kansas and a Bachelor of Science degree in Accounting from the University of Tulsa.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General. The Company’s compensation philosophy is to reward performance with competitive compensation in order to attract and retain highly qualified executives and to motivate them to maximize stockholder return. The Company’s executive compensation program is designed to provide overall competitive fixed and incentive-based pay levels that vary based on the achievement of company-wide performance objectives and individual performance.

The Compensation Committee spent a significant amount of time in 2011 evaluating and modifying the overall design of the Company’s executive compensation program, with a view toward ensuring that executive performance was rewarded in a way that was aligned with the interests of the Company’s stockholders. Among other things, the Compensation Committee conducted a thorough review of the equity component of executive compensation because the Committee believed that equity compensation is best suited to aligning the executives’ interests with the stockholders’ interests. As part of its actions, the Compensation Committee adjusted the annual incentive plan for 2012 so that the company-wide performance objectives play a larger role than individual performance in the calculation of cash bonuses and also increased the transparency of the criteria for long-term incentive compensation. The Compensation Committee has maintained the same philosophy for 2013.

Market Compensation Data. The Compensation Committee compares each element of total compensation against a peer group of publicly-traded energy companies. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies that the Compensation Committee believes are reference points, in part because the Company competes for employees and stockholder investment with these peers. However, the Compensation Committee recognizes that some of the companies in the peer group may be larger than the Company or have compensation philosophies tailored to those companies’ specific circumstances. Furthermore, given the nature of the oil and gas industry, most members of any peer group selected by the Compensation Committee will have different asset profiles than the Company, both in terms of the location of primary basins, onshore versus offshore, deepwater versus shallow Gulf of Mexico and oil versus natural gas. Therefore, the peer group comparison is used by the Compensation Committee as a general guide to evaluate the competitiveness of the Company’s compensation policies, rather than as a benchmark according to which the Company establishes its varying levels of compensation.

The Company’s current peer group consists of the following companies:

•	Callon Petroleum Company

•	Contango Oil & Gas Company

•	Energy XXI (Bermuda) Limited

•	Gulfport Energy Corporation

•	McMoRan Exploration Co.

•	PetroQuest Energy, Inc.

•	Stone Energy Corporation

•	Swift Energy Company

•	W&T Offshore, Inc.

Compensation Consultant. For 2012, the Compensation Committee retained Longnecker & Associates (“Longnecker”) to review the Company’s compensation practices as compared to our peer group and within the broader oil and gas marketplace. Longnecker has not performed any other work on behalf of management or the Company. Longnecker’s role with the Compensation Committee was to provide independent advice. In general, the role of an outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages or contracts and in understanding the Company’s financial measures relating to compensation, but the Compensation Committee is under no obligation to follow the advice or recommendations of any compensation consultant. The Compensation Committee did not delegate authority to Longnecker or to other parties. The scope of Longnecker’s engagement was to provide a market check and broad-based third party survey to help the Compensation Committee better understand current executive compensation practices. In July 2012, Longnecker presented its findings to the Compensation Committee, including identifying potential items to refine in the Company’s executive compensation program that the Compensation Committee might want to consider. The Compensation Committee reviewed and considered Longnecker’s report and recommendations, and took those recommendations into account in making its mid-year compensation decisions for 2012, as well as its compensation decisions made so far for 2013. The total fees paid to Longnecker in 2012 were $41,500. The Compensation Committee has not yet determined whether to similarly utilize the compensation consulting services of Longnecker in 2013.

Senior Executive Review Process. The Compensation Committee conducts an annual review of the base salary, bonus and equity awards made to each executive officer. In each case, the Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels, including retention requirements and succession planning with respect to each executive. The chief executive officer (the “CEO”) makes recommendations to the Compensation Committee regarding compensation for each executive officer other than the CEO based on an evaluation of each executive’s contribution and performance, strengths, weaknesses, development plans, succession potential, as well as the extent to which the executive achieved his or her personal goals and helped the Company achieve the corporate goals described below. Personal goals are established for each executive, with an emphasis on the aspects of that executive’s performance that will most likely drive the Company to achieve the Company’s corporate goals.

Components of Senior Executive Compensation. The primary elements of annual compensation for senior executives are base salary, bonuses and equity awards. Each component is evaluated in the context of individual and Company performance, as well as competitive conditions. In determining competitive compensation levels, the Company analyzes data from the peer group, as well as other information regarding the general oil and gas exploration and production industry. Senior executives also receive other forms of compensation, including various benefit plans made available to all of the Company’s employees. Given the nature of these benefit plans, benefits under these plans are not independently evaluated for each individual in connection with the annual determination of senior executive compensation. With the exception of Mr. Hanna, none of the Company’s executive officers has an employment agreement.

Base Salary. The Compensation Committee determines base salaries for executive officers by evaluating the responsibilities of the position, the experience of the individual, the performance of the individual, and the competitive market for similar management talent. The Compensation Committee’s salary review process includes a comparison of base salaries for comparable positions at companies of similar type, size and financial performance, as well as an evaluation of individual performance.

Bonuses. All executives are eligible to receive a cash bonus tied directly to the Company’s achievement of financial, operational, and strategic objectives and the executive’s personal performance. Bonuses and individual target bonus potentials are determined by the Compensation Committee on an annual basis. The performance of each executive is discussed with such executive during semi-annual performance reviews.

For 2012, the Compensation Committee, as part of its thorough review of the Company’s executive compensation program, modified the annual incentive plan under which cash bonuses will be granted. In addition to modifying certain of the Company performance metrics, as described below, the Compensation Committee also shifted the relative weights assigned to Company performance metrics and individual performance metrics. For 2011, the Company performance metrics accounted for 50% of the cash bonus. For 2012, the Company performance metrics accounted for two-thirds of the cash bonus, and individual performance metrics accounted for the remaining one-third. Although individual performance is important for achieving the Company’s goals, the Compensation Committee believes that ultimately the real driver to improving stockholder value is the Company’s performance.

The Company performance metrics for 2012 are described below. Each of these metrics was set with minimum, target and stretch amounts that scale an executive’s bonus from 50% to 150% of the target weighting for that metric, except that the range of minimum to stretch amount for the Total Shareholder Return metric was 90% to 120%. For performance of a metric between the minimum and stretch levels, the amount of weighting for that particular metric was determined by linear interpolation. The 2012 performance metrics were:

(i) Safety, measured by (A) total recordable incidents per 200,000 man hours, with a midpoint goal of 1.0 (5.0% target weighting), (B) the ratio of Incidents of Non-Compliance issued by the Bureau of Safety and Environmental Enforcement (the “BSEE”) (or its predecessors), with a midpoint goal of 0.04 (5.0% target weighting) and (C) elimination of preventable significant events, with a goal of zero (5.0% target weighting). During 2012, the Company achieved total recordable incidents of 1.06 per 200,000 man hours, a 0.043 ratio of Incidents of Non-Compliance, and zero preventable significant events, resulting in 93.0% of the 15.0% total target weighting, or 14.0%;

(ii) Growth in average oil production, excluding the impact of acquisitions, divestitures and storm-related downtime, with a midpoint goal of 9,250 barrels per day (20.0% target weighting). During 2012, the Company achieved growth in average oil production to 9,861 barrels per day, which exceeded the stretch 150% goal of 9,700 barrels per day, resulting in the maximum weighting of 30.0%;

(iii) Target aggregate lease operating expenses (“LOE”), normal LOE items only (excluding the impact of acquisitions, divestitures and storm-related LOE), with a midpoint goal of $73 million (7.5% target weighting). During 2012, the Company achieved aggregate LOE of $72.5 million, which resulted in 112.3% of the target weighting, or 8.4%;

(iv) Target aggregate cash general and administrative expenses, excluding the impact of acquisitions and divestitures, as well as cash bonuses, with a midpoint goal of $14.6 million (7.5% target weighting). During 2012, the Company achieved aggregate cash general and administrative expenses of $13.4 million, which was better than the stretch 150% goal of $13.6 million, resulting in the maximum weighting, or 11.3%;

(v) Growth in discretionary cash flow, measured by the Company’s EBITDAX, equal to earnings before interest, taxes, depreciation, amortization and exploration expenses, with a midpoint goal of $260 million (5.0% target weighting). During 2012, the Company achieved EBITDAX of $274 million, resulting in 127.8% of the target weighting, or 6.4%;

(vi) Reductions in capital expenditure overages, measured as a percentage of the applicable authorization for expenditure (“AFE”) (5.0% target weighting). During 2012, the Company’s spending experience was within 1.1% of its AFEs, resulting in 139.0% of the target weighting, or 7.0%;

(vii) Total Shareholder Return, measured by total shareholder return for the year compared to that year’s peer group’s average total shareholder return for the year (“TSR Percentage”) (8.0% target weighting). During 2012, the Company achieved a TSR Percentage of 181%, which was better than the stretch 120% goal of 120%, resulting in the maximum weighting of 9.6%;

(viii) Project finding and development costs, measured by total net capital expenditures on all projects divided by total net reserves converted by those projects from proved not producing to proved developed producing, plus reserves converted from proved undeveloped reserves to proved developed reserves and proved not producing reserves, with a midpoint goal of $26.72 per barrel of oil equivalent (8.0% target weighting). During 2012, the Company achieved finding and development costs of $24.20 per barrel of oil equivalent, resulting in 118.8% of the target weighting, or 9.5%;

(ix) Organic reserve growth¸ which includes all new proved and probable reserve additions from the Company’s existing asset base, with a midpoint goal of 4.4 million barrels of oil equivalent (12.0% target weighting). During 2012, the Company achieved organic reserve growth of 12.0 million barrels of oil equivalent, which was better than the stretch 150% goal of 4.8 million barrels of oil equivalent, resulting in the maximum weighting of 18.0%; and

(x) Acquisition reserve additions, which includes proved reserves only, with a midpoint goal of 6.0 million barrels of oil equivalent (12.0% target weighting). During 2012, the Company achieved acquisition reserve additions of 39.7 million barrels of oil equivalent, which was better than the stretch 150% goal of 8.0 million barrels of oil equivalent, resulting in the maximum weighting of 18.0%.

During 2012, the Company had eight of the ten performance metrics exceed the target goal. In fact, five of the ten performance metrics exceeded the stretch goal, as a result of which the weighting was capped for those five metrics. No performance metrics were less than the minimum goal. As a result of these calculations, the Company’s management and employees achieved 132.1% of the Company goals for 2012.

For 2013, the Compensation Committee modified the annual incentive plan in order to take into account the increased size of the Company’s asset base as a result of organic growth, the October 2012 acquisition of Hilcorp Energy GOM, LLC (“Hilcorp”) and other smaller acquisitions. As in 2012, the Company performance metrics will account for two-thirds of the cash bonus, and individual performance metrics will account for the remaining one-third.

The Company performance metrics for 2013 are described below. Each of these metrics was set with minimum, target and stretch amounts that scale an executive’s bonus from 50% to 150% of the target weighting for that metric, except for the Total Shareholder Return metric. For 2013, each metric uses these target and stretch amounts, except that the range of minimum to stretch amount for the Total Shareholder Return metric was set at 90% to 150% (instead of the 90% to 120% used for this metric in 2011 and 2012). For performance of a metric between the minimum and stretch levels, the amount of weighting for that particular metric will be determined by linear interpolation.

(i) Safety, which is measured in the same manner as for 2012, as described above (15.0% total target weighting);

(ii) Growth in average oil production, which uses the same methodology as for 2012, but with an increased midpoint goal of 17,500 barrels per day (up from the 2012 midpoint of 9,250 barrels per day) to reflect the Company’s increased asset base. This metric excludes the impact of acquisitions, divestitures and storm-related downtime (20.0% target weighting);

(iii) Target aggregate lease operating expenses, which uses the same methodology as for 2012, but with an increased midpoint target of $160.0 million (up from the 2012 target of $73.0 million) to reflect the Company’s increased asset base. This metric measures normal LOE items only (excluding the impact of acquisitions, divestitures and storm-related LOE) (7.5% target weighting);

(iv) Target aggregate cash general and administrative expenses, which uses the same methodology as for 2012, but with an increased midpoint target of $18.0 million (up from the 2012 midpoint target of $14.6 million), to reflect the Company’s increased asset base. This metric excludes the impact of acquisitions and divestitures, as well as cash bonuses (7.5% target weighting);

(v) Growth in discretionary cash flow, which uses the same methodology as for 2012, but with an increased midpoint target of $475 million (up from the 2012 midpoint target of $260 million), to reflect the Company’s increased asset base. This metric is measured by the Company’s EBITDAX, equal to earnings before interest, taxes, depreciation, amortization and exploration expenses (5.0% target weighting);

(vi) Reductions in capital expenditure overages, which uses the same methodology as for 2012, measured as a percentage of the applicable AFE (5.0% target weighting);

(vii) Total Shareholder Return, measured by total shareholder return for the year compared to that year’s peer group’s average total shareholder return for the year (“TSR Percentage”). However, because of the strong performance of the Company’s Common Stock in 2012 relative to the Company’s peer group, the Committee modified this metric so that target would also be achieved if the year-end 2013 price per share for the Common Stock is at least equal to $21.76, which is the weighted average price per share for the month of December 2012 (8.0% target weighting).

(viii) Project finding and development costs, measured by total net capital expenditures on all projects divided by total net reserves converted by those projects from proved not producing to proved developed producing, plus reserves converted from proved undeveloped reserves to proved developed reserves and proved not producing reserves, with a midpoint goal of $30.00 per barrel of oil equivalent (which is an increase from the 2012 midpoint goal of $26.72 per barrel of oil equivalent, in order to reflect the increased percentage of the Company’s drilling activity that is for oil, with finding and development costs for oil typically higher than for gas) (7.0% target weighting);

(ix) Organic reserve growth¸ which includes all new proved and probable reserve additions from the Company’s existing asset base, with a midpoint goal of 6.5 million barrels of oil equivalent (which is an increase from the 2012 midpoint goal of 4.4 million barrels of oil equivalent) (10.0% target weighting);

(x) Acquisition and Divestitures. Because of the total size of the Company’s 2012 acquisitions, the Compensation Committee removed the 2012 metric that addressed reserve additions solely by acquisitions and included a metric that measures both acquisitions and divestitures, as well as metrics that look back at the performance of the Company’s recent acquisitions (15.0% total target weighting):

(1) 2013 Acquisitions and/or Divestitures, which includes the total amount of cash proceeds paid by the Company (in a purchase) or received by the Company (in a sale), in each case together with any undiscounted plugging and abandonment liability transferred, with a midpoint goal of $50 million (5.0% target weighting);

(2) Prior Acquisition Lookback (Proved IRR), which is measured by the average internal rate of return (“IRR”), based on net cash flow from properties acquired in pre-2013 acquisitions (“Acquired Properties”), plus proved reserve cash flows from those Acquired Properties. Cash flow is measured by EBITDAX, but — in order to measure the performance of the properties on a commodity price-neutral basis, the cash flows are adjusted for each acquisition to use the same pricing assumptions that were used in management’s final presentation of the acquisition in which approval of the Board was sought. The midpoint goal for 2013 is a 13.3% IRR (5.0% target weighting);

(3) Prior Acquisition Lookback (Liquids Production), which is measured by liquids production from Acquired Properties. The midpoint goal for this metric in 2013 is 12,400 barrels, which is based on the Company’s budget for the year (2.5% target weighting); and

(4) Prior Acquisition Lookback (Hilcorp Probable Reserves), which is based on the year-end 2012 probable reserves attributable to the Hilcorp properties acquired in October 2012, relative to the year-end 2012 proved reserves for these properties. Both the probable and proved reserves will be determined by the Company’s third-party reserve engineers. The midpoint goal for this metric in 2013 is that the probable reserves will be at least 10% of the proved reserves (2.5% target weighting).

Equity Awards. The Company’s equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. The

Compensation Committee annually reviews award levels to ensure their competitiveness. In making individual awards, the Compensation Committee considers industry practices, the recent performance of each executive, the value of the executive’s previous awards and the Company’s views on executive retention and succession. In 2011 and 2012, the Compensation Committee’s approach was to structure the equity awards so that the higher the amount of the award, the greater the percentage of that award will be in the form of options (as opposed to restricted stock). Starting in 2013, the Compensation Committee has decided that the non-discretionary grants described below under “Equity Award Mechanics” will be made 50% in stock options and 50% in restricted stock. If discretionary grants are made, the Compensation Committee will determine the mix between stock options and restricted stock at that time, based on the equity award factors described above.

In 2011, the Compensation Committee adopted a new long term incentive program in order to bring more transparency to the Company’s employees as to how stock options and restricted stock would be granted. This new program is described below under “New Long Term Incentive Program.”

Equity Award Mechanics. Equity awards are granted pursuant to the 2009 LTIP. Awards are made by the Board, at the recommendation of the Compensation Committee. Awards typically fall into two categories: semi-annual awards, which are made at mid-year and shortly after the end of the year, and new hire and promotion awards, which are made on the date of hire or promotion. The Board or the Compensation Committee may make grants at other times, in its discretion, in connection with employee retention or otherwise.

All stock option awards have a per share exercise price at least equal to the closing price of the Common Stock on the grant date. Stock option awards and restricted stock awards generally vest upon the passage of time, in one-third increments on each of the first three anniversaries of the date of grant.

Severance Plan and Change of Control Plans. Our Change of Control Severance Plan for certain designated officers and employees of the Company, effective as of March 24, 2005 (as amended from time to time, the “COC Plan”), is designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. As explained more fully below in “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” the COC Plan provides certain cash payments and other benefits to eligible employees if, under certain circumstances, such employees’ employment is terminated following a change of control. The Compensation Committee is responsible for administering these policies and the COC Plan. With the exception of relocation reimbursements to executive officers who have moved at the request of the Company, the Company does not provide any executive officer with a gross-up payment for any taxes that may be assessed against any compensation paid to such executive officer, including any income taxes or any excise tax under Section 4999 of the Internal Revenue Code of 1986.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program for its executive officers, pension benefits, a retirement plan, or any type of post-retirement healthcare plan.

Perquisites and Other Benefits. In general, the Company provides no benefits to its senior executives that are not otherwise available to all of its employees.

New Long Term Incentive Program. As indicated above, the amount of restricted stock and option grants is determined by the Board, based on recommendations from the Compensation Committee. Prior to 2011, the recommended amounts were at the discretion of the Compensation Committee. In 2011, the Compensation Committee conducted a thorough review of the equity component of executive compensation. As a result of this review, the Compensation Committee determined that it was important to provide more transparency about the level of equity grants to the Company’s management team. Therefore, the Compensation Committee adopted a new long term incentive program to provide this transparency. Under this plan, equity grants under the 2009 LTIP are divided into three categories: Base, Performance and Discretionary.

Base Grant. The base grant is made in or around June of each year. The value of the base grant is determined by the Compensation Committee as a percentage of an executive’s base salary (“Equity Value Percentage”), depending on the executive’s level in the management team. For the senior members of the management team other than the CEO, the Equity Value Percentages range from 40% to 75% of base salary. The CEO’s Equity Value Percentage for the 2012 long term incentive program was 100% of base salary. The base grants are made generally using a combination of restricted stock and options, with the percentage mix between the two forms of equity grant being set by the Compensation Committee for each employee. For 2012, the percentage of the equity grant that was stock options for each employee was the same as the Equity Value Percentage for that employee. For example, the CEO’s Equity Value Percentage for 2012 was 100%, and 100% of his base equity grant consisted of stock options. For 2013, for each employee the percentage of base equity grants that will be stock options is 50% and the percentage that will be restricted stock is 50%.

Performance Grant. The target amount of each employee’s performance equity grant is determined by the Compensation Committee as a percentage of an employee’s target bonus, depending on the employee’s level in the organization. For the most senior members of the management team, this percentage is 100% of the target bonus. For all other executives, it is 50% of the target bonus. Each employee’s mix of options and restricted stock is the same as that employee’s mix for the base equity grant. The performance equity grant is made in or around the January following the end of the performance year. The Company’s TSR Percentage (i.e., the same metric that is now used for the stock performance measure for the 2013 cash bonus program) is used to determine the percentage of the target performance grant to which the employees are entitled. If the Company’s TSR Percentage is less than 80%, then no performance grants are made for that year. If the TSR Percentage is more than 120%, then each employee receives a performance equity grant equal to 120% of that employee’s target grant. For TSR Percentages between 80% and 120%, the performance grant is determined by linear interpolation. For 2013, for each employee the percentage of performance equity grants that will be stock options is 50% and the percentage that will be restricted stock is 50%.

Discretionary Grant. This grant is discretionary and will be awarded by the Compensation Committee to recognize individual performance, motivate employees and drive retention. The discretionary equity award will be determined and awarded in or around January following the end of the performance year and will consist entirely of restricted stock.

Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Internal Revenue Code of 1986. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m). During 2012, Gary Hanna received total compensation of $1.3 million, as a result of which approximately $0.3 million was not deductible by the Company for federal income tax purposes. No other executive officers of the Company received compensation in excess of $1 million in 2012.

Stock Ownership Guidelines. The Company’s Executive Stock Ownership Guidelines require executives to retain 50% of the “profit shares” acquired under equity compensation programs of the Company. “Profit shares” are defined as those shares of Common Stock held by an executive as a result of the exercise of options, the lapsing of restrictions on restricted stock and restricted stock units (but not including any shares that are awarded as unrestricted, fully vested shares) and the earning of performance shares, in each instance after shares are sold or netted to pay the exercise price of an option (for options) and tax withholding amounts (for all types of awards made under the Company’s equity compensation programs, such as withholding amounts associated with the exercise of stock options, the lapsing of restrictions on restricted stock and restricted stock units and the earning of performance shares). “Profit shares” do not include any equity based consideration received as acquisition consideration in connection with an acquisition made by the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Annual Report with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

Steven J. Pully, Chairman

Charles O. Buckner

Scott A. Griffiths

Summary Compensation Table

The following table summarizes, with respect to the Company’s Named Executive Officers, information relating to the compensation earned for services rendered in all capacities.

Summary Compensation Table for the Year Ended December 31, 2012

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Gary C. Hanna	2012	466,667	—	199,999	1,123,120	790,546	—	19,686	2,600,018
President and Chief Executive Officer	2011	447,917	—	343,761	1,004,774	506,250	—	17,796	2,320,498
	2010	400,000	—	—	866,250	400,000	—	16,770	1,683,020

Tiffany J. Thom (4)	2012	287,500	—	236,263	288,828	138,875	—	173,457	1,124,923
Senior Vice President, Chief Financial Officer	2011	273,958	—	202,815	396,253	160,875	—	79,601	1,113,502
	2010	232,500	—	—	112,750	113,750	—	12,341	471,341

Andre J. Broussard (5)	2012	277,500	—	222,493	132,530	245,836	—	16,387	894,746
Senior Vice President, Geosciences	2011	238,118	—	147,002	195,470	119,250	—	13,139	712,979
	2010	—	—	—	—	—	—	—	—

W. Mac Jensen (6)	2012	245,000	—	217,494	122,536	158,109	—	16,970	760,109
Senior Vice President, Business Development	2011	163,333	—	150,495	201,916	110,801	—	164,427	790,972
	2010	—	—	—	—	—	—	180,247	180,247

Chad E. Williams	2012	238,333	—	184,990	115,033	160,258	—	18,454	717,068
Senior Vice President, Production	2011	230,000	—	139,997	187,695	99,418	—	16,311	673,421
	2010	230,000	—	—	112,750	93,150	—	17,561	453,461

(1)	Bonus payments to the Named Executive Officers for 2012, 2011 and 2010, which were paid in cash pursuant to the incentive bonus plan adopted by the Compensation Committee in March 2010 and described under “Bonuses” in the CD&A included in this Proxy Statement.
(2)	Amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718, Stock Compensation. The grant date fair value was calculated using the assumptions disclosed in Note 12 in Part II, Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2012. These amounts reflect grant date fair values and do not correspond to the actual value that might be realized by the Named Executive Officers. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.
(3)	Amounts reflected in this column represent the dollar value of term life insurance premiums paid by the Company for the benefit of the Named Executive Officers, the dollar value of the company match to the Company’s 401(k) Plan on the employees’ behalf and payments made to certain Named Executive Officers pursuant to severance or other arrangements (if applicable) as described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below. For 2012, (a) the life insurance premiums for Messrs. Hanna, Broussard, Jensen and Williams and Ms. Thom were $2,346, $1,387, $2,270, $1,814 and $1,101, respectively; and (b) the value of the 401(k) match for Messrs. Hanna, Broussard and Jensen and Williams and Ms. Thom were $15,000, $15,000, $14,700, $14,300 and $15,000, respectively. For 2011, (a) the life insurance premiums for Messrs. Hanna, Broussard, Jensen and Williams and Ms. Thom were $2,346, $1,214, $810, $1,541 and $984, respectively; and (b) the value of the 401(k) match for Messrs. Hanna, Broussard, Jensen and Williams and Ms. Thom were $14,700, $11,925, $7,350, $13,800 and $14,700, respectively. For 2010, (a) the life insurance premiums for Mr. Hanna, Mr. Williams and Ms. Thom were $2,070, $1,541 and $893, respectively; and (b) the value of the 401(k) match for Mr. Hanna, Mr. Williams and Ms. Thom were $14,700, $13,800 and $10,008, respectively.
(4)	Amounts reflected for 2011 in the “All Other Compensation” column include $63,077 paid in connection with Ms. Thom’s relocation to the Houston office, including moving expenses and closing costs on the sale of her prior residence. Under the terms of her relocation package, on May 16, 2012 Ms. Thom received an additional payment of $100,000 to assist her with the cost of the down payment on her new residence, together with an additional payment of $57,356 to pay the income taxes on such payment. Ms. Thom was not required to repay the Company for any of the relocation payments (even if her 2012 cash bonus had been zero). However, the amount of her 2012 cash bonus under the Company’s incentive bonus plan was reduced dollar-for-dollar by an amount equal to the down payment assistance and related tax payment.
(5)	Not included in the table is $26,922, the value realized on the immediate vesting of 1,667 restricted shares granted on the date Mr. Broussard joined the Company as an executive officer in February 2011.
(6)	Mr. Jensen became an executive officer of the Company in May 2011. From June 2010 until he joined the Company as an executive officer, Mr. Jensen served as a business development consultant. In Mr. Jensen’s role as a consultant, he received consulting fees from the Company of $156,267 in 2011 and $180,247 in 2010, which are included in the “All Other Compensation” column.

Grants of Plan-Based Awards Table

The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards, if any, that have been transferred during the year ended December 31, 2012.

Grants of Plan-Based Awards for the Year Ended December 31, 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock or Units	All Other Option Awards Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum(2)	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Gary C. Hanna	February 3, 2012	—	612,500	N/A	—	—	—	12,158	65,407	16.45	762,676
	June 27, 2012							—	53,254	16.23	450,097
Tiffany J. Thom	February 3, 2012	—	228,750	N/A	—	—	—	11,228	15,589	16.45	318,808
	June 27, 2012							3,177	18,306	16.23	206,283
Andre J. Broussard	February 3, 2012	—	191,750	N/A	—	—	—	9,498	7,703	16.45	222,509
	June 27, 2012							4,082	7,840	16.23	132,514
W. Mac Jensen	February 3, 2012	—	122,500	N/A	—	—	—	9,498	7,122	16.45	217,511
	June 27, 2012							3,774	7,249	16.23	122,520
Chad E. Williams	February 3, 2012	—	125,000	N/A	—	—	—	7,750	6,686	16.45	185,005
	June 27, 2012							3,543	6,805	16.23	115,018

(1)	Amounts actually paid are reflected in the column titled “Non-Equity Incentive Plan Compensation” found on the “Summary Compensation Table” above. For additional information see “—Compensation Discussion and Analysis—Bonuses.”
(2)	While executive officers may earn up to a certain maximum percentage of each quantitative target under our annual incentive bonus program, the Committee retains discretion to award officers additional amounts based on external factors beyond the control of the officers as well as individual performance by the officers.
(3)	Amounts reflect the grant date fair value of the respective awards computed in accordance with ASC Topic 718, Stock Compensation. Please refer to Notes 1 and 12 in Part II, Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions used in computing the grant date fair value of stock based compensation awards. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that might be realized by the Named Executive Officer.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the “—Summary Compensation Table” and the “—Grants of Plan-Based Awards Table” above.

Bonuses

All bonuses paid to Mr. Hanna are pursuant to the Employment Agreement dated October 1, 2009, between Mr. Hanna and the Company. Under the terms of the Employment Agreement, Mr. Hanna’s bonuses are specified as stock bonuses, but the Compensation Committee elected for Mr. Hanna’s bonus for 2010, 2011 and 2012 to be paid fully in cash.

Stock Awards

In 2012 and 2011, pursuant to the 2009 LTIP, the Company awarded restricted shares to Messrs. Hanna, Broussard, Jensen, and Williams and Ms. Thom.

Option Awards

In 2012, 2011 and 2010, pursuant to Mr. Hanna’s Employment Agreement and in accordance with the 2009 LTIP, the Company awarded stock options to Mr. Hanna. In 2012, 2011 and 2010, pursuant to the 2009 LTIP, the Company also awarded stock options to Ms. Thom and Mr. Williams. In 2012 and 2011, pursuant to the 2009 LTIP, the Company also awarded stock options to Messrs. Broussard and Jensen.

Employment Agreements

On October 1, 2009, the Company entered into an employment agreement with our Chief Executive Officer, Mr. Hanna, which employment agreement was amended on April 12, 2010 (as amended, the “Employment Agreement”). The Employment Agreement has a term of three years, which term is automatically extended for an additional month at the end of each month unless either the Company or Mr. Hanna gives notice to discontinue the automatic extensions. Under the Employment Agreement, Mr. Hanna, is entitled to a base salary (“Base Salary”) at an annual rate, to be determined by the Board of Directors of the Company (the “Board”), of not less than $400,000 per year and is entitled to receive, in addition to his Base Salary, an annual bonus (each, an “Annual Bonus”) awarded at the discretion of the Board upon recommendation of the Compensation Committee of the Board of Directors based upon Mr. Hanna’s performance. The Employment Agreement provides that the Annual Bonus is to be paid in a grant of Common Stock, but Mr. Hanna’s Annual Bonus for 2012, 2011 and 2010 was paid in cash at the election of the Compensation Committee. Mr. Hanna’s target Annual Bonus for each year is between 25% and 125% (inclusive) of his Base Salary in effect for the calendar year to which such Annual Bonus relates. For any partial year of employment, the amount of such Annual Bonus is prorated for the portion of the year that Mr. Hanna was in the employ of the Company.

Pursuant to Mr. Hanna’s Employment Agreement, upon termination of Mr. Hanna’s employment by the Company for “cause” (as defined below) or by Mr. Hanna without “good reason” (as defined below), Mr. Hanna is entitled to receive: (i) the amount of his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; and (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law.

Upon termination of Mr. Hanna’s employment by the Company in an involuntary termination (i.e., without cause) or by Mr. Hanna for good reason, or upon Mr. Hanna’s death or disability, Mr. Hanna is entitled to receive: (i) his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law; (v) a severance amount equal to his aggregate Base Salary for the lesser of (i) 18 months and (ii) the remainder of the term of his Employment Agreement (the “Severance Period”); and (vi) for the duration of the Severance Period, Mr. Hanna, his spouse and his dependents shall be entitled to continuation coverage under the Company’s group medical, dental and vision insurance plans comparable to the level of coverage in effect at the time of termination, provided he, his spouse and such dependents were enrolled in such plans immediately prior to his termination. Mr. Hanna is not entitled to receive duplicative or overlapping change of control benefits under his Employment Agreement and the COC Plan (as defined below).

For the purposes of Mr. Hanna’s Employment Agreement, “cause” means (i) Mr. Hanna’s material breach of the Employment Agreement, (ii) Mr. Hanna’s willful failure to perform his required duties and responsibilities (if such failure to perform has not been cured within ten business days following receipt of notice from the Company), (iii) Mr. Hanna’s indictment for, or conviction of (A) a misdemeanor involving fraud, dishonest or moral turpitude or (B) any felony, (iv) dishonesty on the part of Mr. Hanna directly related to the performance of his duties, (v) Mr. Hanna’s wrongful and intentional disclosure of confidential information, (vi) a conflict of interest on the part of Mr. Hanna that is undisclosed and not approved by the Board, (vii) Mr. Hanna’s material violation of any Company policy applicable to all employees that materially and adversely affects the Company (if such material violation has not been cured within ten business days following receipt of notice from the Company) or (viii) Mr. Hanna’s engaging in any manner, directly or indirectly, in a business that competes with the business of the Company, unless first disclosed to and approved by the Board in all material respects. “Good reason” means the occurrence of any of the following: (i) the Company’s material breach of the Employment

Agreement, (ii) a material reduction in Mr. Hanna’s Base Salary, (iii) a material diminution in Mr. Hanna’s authority, duties or responsibilities that are normally associated with the position of Chief Executive Officer, (iv) a requirement by the Company that Mr. Hanna be required to relocate outside of New Orleans or Houston, or (v) a change of control of the Company. Under the Employment Agreement, any termination of Mr. Hanna’s employment will not be deemed to be for “good reason” unless (i) the condition giving rise to Mr. Hanna’s termination has arisen without his consent, and (ii) (A) Mr. Hanna must have provided written notice to the Company of such condition within 90 days of the initial existence of the condition, (B) such condition must have remained uncorrected for a period of 30 days after the Company’s receipt of such notice and (C) Mr. Hanna’s termination of employment must have occurred within 30 days after the expiration of such 30-day cure period.

Pursuant to his Employment Agreement and the Company’s 2009 LTIP, on September 30, 2009, Mr. Hanna was granted an initial award of stock options to purchase 68,116 shares of Common Stock, which was memorialized in an option award agreement dated as of October 1, 2009 (the “Option Agreement”). The terms of the Option Agreement provide for an exercise price equal to $10.00 per share. The closing price of the Common Stock on the NYSE on September 30, 2009 was $7.46 per share. The option vested ratably on a monthly basis over a 36-month period from the date of grant. Vested stock options under the original terms of the Option Agreement were to expire 30 months following the applicable vesting date of such stock options. On May 1, 2012, the Compensation Committee modified the terms of the Option Agreement to extend the expiration of the stock options granted thereunder to September 30, 2019, which is the last day prior to the tenth anniversary of the initial grant of these options. This extension resulted in additional fair value of the award of $0.1 million, which is included in option awards in the Summary Compensation Table for the year ended December 31, 2012. Upon a change of control (as defined in the 2009 LTIP), all remaining unvested stock options under the Option Agreement automatically vest and remain exercisable for a period of not less than 30 months following a change of control. Mr. Hanna is entitled to participate annually in any additional awards of stock options as determined by the Board in its discretion.

The Company does not have employment agreements with any of the other Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Company’s Named Executive Officers.

Outstanding Equity Awards as of December 31, 2012

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)	(#)	($)
Gary C. Hanna	68,116	—	(1)	—	$10.00	9/30/2019
	83,333	41,667	(2)	—	$13.59	4/5/2020
	20,834	41,666	(3)	—	$16.50	1/18/2021
	22,124	44,248	(4)	—	$13.68	11/1/2021
	—	65,407	(5)	—	$16.45	2/3/2022
	—	53,254	(6)	—	$16.23	6/27/2022
							13,889	(10)	$313,197	—	—
							12,158	(11)	$274,163	—	—
Tiffany J. Thom	16,667	8,333	(7)	—	$8.90	1/5/2020
	9,167	18,333	(3)	—	$16.50	1/18/2021
	7,605	15,210	(4)	—	$13.68	11/1/2021
	—	15,589	(5)	—	$16.45	2/3/2022
	—	18,306	(6)	—	$16.23	6/27/2022
							6,111	(10)	$137,803	—	—
							2,512	(12)	$56,646	—	—
							11,228	(11)	$253,191	—	—
							3,177	(13)	$71,641	—	—
Andre J. Broussard	5,000	10,000	(8)	—	$16.15	2/7/2021
	3,257	6,514	(4)	—	$13.68	11/1/2021
	—	7,703	(5)	—	$16.45	2/3/2022
	—	7,840	(6)	—	$16.23	6/27/2022
							1,667	(14)	$37,591	—	—
							3,228	(12)	$72,791	—	—
							9,498	(11)	$214,180	—	—
							4,082	(13)	$92,049	—	—
W. Mac Jensen	5,000	10,000	(9)	—	$17.85	5/2/2021
	3,012	6,022	(4)	—	$13.68	11/1/2021
	—	7,122	(5)	—	$16.45	2/3/2022
	—	7,249	(6)	—	$16.23	6/27/2022
							3,333	(15)	$75,159	—	—
							2,984	(12)	$67,289	—	—
							9,498	(11)	$214,180	—	—
							3,774	(13)	$85,104	—	—
Chad E. Williams	16,667	8,333	(7)	—	$8.90	1/5/2020
	5,000	10,000	(3)	—	$16.50	1/18/2021
	2,827	5,654	(4)	—	$13.68	11/1/2021
	—	6,686	(5)	—	$16.45	2/3/2022
	—	6,805	(6)	—	$16.23	6/27/2022
							3,333	(10)	$75,159	—	—
							2,802	(12)	$63,185	—	—
							7,750	(11)	$174,763	—	—
							3,543	(13)	$79,895	—	—

(1)

Represents the underlying option shares for unexercisable stock options that were granted on September 30, 2009. The option vested ratably on a monthly basis over a 36-month period from the date of grant; provided, however, that the vesting for the Initial Period was deferred until the end of the Initial Period and any remaining unvested portion vested ratably on a monthly basis over the remainder of the 36-month vesting period, subject to the executive remaining continuously employed. Vested stock options under the Option Agreement expire on September 30, 2019.
(2)	Represents the underlying option shares for unexercisable stock options that were granted on April 5, 2010. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(3)	Represents the underlying option shares for unexercisable stock options that were granted on January 18, 2011. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(4)	Represents the underlying option shares for unexercisable stock options that were granted on November 1, 2011. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(5)	Represents the underlying option shares for unexercisable stock options that were granted on February 3, 2012. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(6)	Represents the underlying option shares for unexercisable stock options that were granted on June 27, 2012. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(7)	Represents the underlying option shares for unexercisable stock options that were granted on January 5, 2010. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(8)	Represents the underlying option shares for unexercisable stock options that were granted on February 7, 2011. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(9)	Represents the underlying option shares for unexercisable stock options that were granted on May 2, 2011. The option vests ratably on an annual basis over a 3-year period from the date of grant. Vested stock options under the Option Agreement expire 10 years following the date of grant.
(10)	Represents unvested restricted shares that were granted on January 18, 2011, which shares vest ratably on an annual basis over a 3-year period from the date of grant.
(11)	Represents unvested restricted shares that were granted on February 3, 2012, which shares vest ratably on an annual basis over a 3-year period from the date of grant.
(12)	Represents unvested restricted shares that were granted on November 1, 2011, which shares vest ratably on an annual basis over a 3-year period from the date of grant.
(13)	Represents unvested restricted shares that were granted on June 27, 2012, which shares vest ratably on an annual basis over a 3-year period from the date of grant.
(14)	Represents unvested restricted shares that were granted on February 7, 2011, which shares vest ratably on an annual basis over a 2-year period from the date of grant. One-third of the restricted shares granted to Mr. Broussard on February 7, 2011 immediately vested.
(15)	Represents unvested restricted shares that were granted on May 2, 2011, which shares vest ratably on an annual basis over a 3-year period from the date of grant.

Option Exercises and Stock Vested Table

The following table provides information concerning the number of shares acquired by our Named Executive Officers upon the exercise of stock options and vesting of restricted share awards.

Option Exercises and Stock Vested During the Year Ended December 31, 2012

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Gary C. Hanna	—	n/a	6,945	$110,912

Tiffany J. Thom	—	n/a	4,313	$77,024

Andre J. Broussard	—	n/a	3,281	$64,096

W. Mac Jensen	—	n/a	3,160	$60,340

Chad E. Williams	—	n/a	3,068	$58,074

Potential Payments Upon Termination or Change of Control

Change of Control Plans. Our COC Plan for certain designated officers and employees of the Company (“Participants”) provides certain cash payments and other benefits to eligible employees if, under certain circumstances, such employees’ employment is terminated following a change of control. All of the Company’s Named Executive Officers are Participants in the COC Plan. The COC Plan may be amended or terminated by the Board in its sole discretion prior to the occurrence of a change of control of the Company. The Compensation Committee is responsible for administering the COC Plan.

The COC Plan provides that upon a change of control, all equity awards granted to Participants will become fully vested, all stock options and share appreciation rights will become fully exercisable, and all restrictions on restricted shares and restricted share units will lapse. With respect to performance shares or other awards contingent on the satisfaction of performance measures, the performance cycle will end upon a change of control, and the Participant will vest in the number of shares that the Participant would have earned if the performance cycle had ended as of the end of the period covered by the most recently issued year-end financial statement, plus such additional number of shares or units as the Compensation Committee shall determine in respect of any period of the performance cycle not covered by such year-end statement. Upon a change of control, a Participant receives the benefits described in this paragraph regardless of whether the Participant’s employment is terminated.

The COC Plan also provides that, if a Participant’s employment with the Company terminates within one year of a change of control of the Company (either by the Company without cause or by the Participant for good reason), the Participant will be eligible to receive certain severance benefits. These benefits are awarded based on the Participant’s Designated Multiple (as defined in the COC Plan). If a Participant’s employment is terminated, that Participant is entitled to receive a cash payment within 30 days of termination in an amount equal to (a) that Participant’s Designated Multiple, multiplied by (b) the sum of that Participant’s (i) base salary for the year of termination, plus (ii) average annual bonus for the three preceding years. In addition, the Participant is entitled to receive the same level of medical, dental and life insurance benefits for a certain period following the date of termination (the “Designated Period”) as that Participant was receiving immediately prior to the date of termination. Furthermore, if a Participant is terminated on or after January 1, 2011 and has not yet received a bonus under the Company’s annual bonus plan for the calendar year preceding the calendar year of such termination of the Participant’s employment, the Participant shall receive a bonus for that calendar year in an amount equal to the Participant’s target bonus.

Under the COC Plan, a Participant may have a Designated Multiple of 1.0, 1.5, 2.0 or 2.5, as determined by the Compensation Committee. The Designated Multiples for Messrs. Hanna, Broussard, Jensen and Williams are 2.5, 2.5, 1.5 and 1.5, respectively, and the Designated Multiple for Ms. Thom is 2.0. The COC Plan provides that the Designated Period is 12 months for Participants with a Designated Multiple of 1.0, and 18 months for Participants with a Designated Multiple of 1.5, 2.0 or 2.5.

If any payments under the COC Plan are subject to the excise tax on “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, payments to the Participant will be reduced until no amount payable to the Participant would constitute an “excess parachute payment,” provided that no such reduction will be made if the net after-tax payment to which the Participant would otherwise be entitled without such reduction would be greater than the net after-tax payment, in each case, after taking into account federal, state, local or other income and excise taxes, to the Participant resulting from the receipt of such payments with such reduction. The Company does not provide any executive officer with a gross-up payment for any taxes that may be assessed against any compensation paid to such executive officer, including any income taxes or any excise tax under Section 4999 of the Internal Revenue Code of 1986.

Additionally, with respect to any awards granted to participants under the 2009 LTIP, in the case of a change of control of the Company, the Compensation Committee, in its sole discretion without the approval or consent of any holder of an award, may (i) accelerate the time at which any award may be exercised; (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding awards held by such holders, before or after the change of control, in which the Compensation Committee will cancel such awards and pay to the holder thereof a cash payment; (iii) make adjustments to the terms of outstanding awards; or (iv) remove any restrictions or portions thereof associated with such awards.

For purposes of the COC Plan and awards under the 2009 LTIP, a “change of control” generally includes any of the following events: (1) an acquisition by any person of 25% or more (40% or more under the 2009 LTIP) of the securities entitled to vote in the election of directors, (2) the current directors, or their approved successors, no longer constitute a majority of the Board, (3) a merger or similar transaction is consummated which results in the holders of the Common Stock owning 50% or less of the surviving or transferee entity’s securities entitled to vote generally in the election of directors, or (4) approval of a plan of liquidation or disposition of all or substantially all of the Company’s assets. A termination for “cause” includes an individual’s termination due to a conviction of a felony, dishonesty, failure to perform duties, insubordination, theft, wrongful disclosure of confidential information, undisclosed conflicts of interest, violation of the Company’s employee policies, or competing with the Company for personal benefit. “Good reason” may exist if the Company reduces an individual’s base salary, eliminates or significantly reduces a material benefit under any of its employee benefit plans, takes away an individual’s titles or positions or significantly reduces the individual’s duties and responsibilities, or requires the individual to relocate to an office which is more than 35 miles driving distance from the office at which the Participant is employed immediately prior to the applicable change of control event.

The COC Plan was amended effective as of April 29, 2009 to modify the definition of a change of control. The events that generally constitute a change of control were not changed, but due to the Company’s unique financial situation pending the Company’s Chapter 11 reorganization, the Board determined that various transactions related to the Company’s filing should not trigger the change of control definition in the COC Plan. Therefore, the Board amended the definition of change of control to expressly exclude the filing of a voluntary petition for bankruptcy, an exit from bankruptcy, or any transaction related to the Company’s filing for bankruptcy. Consequently, no events relating to the Company’s Chapter 11 reorganization triggered the one-year protection period that otherwise immediately follows a change of control under the COC Plan.

Payments Upon Certain Terminations of Employment

Pursuant to Mr. Hanna’s Employment Agreement, upon termination of Mr. Hanna’s employment by the Company for “cause” (as defined below) or by Mr. Hanna without “good reason” (as defined below), Mr. Hanna is entitled to receive: (i) the amount of his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; and (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law.

Upon termination of Mr. Hanna’s employment by the Company in an involuntary termination (i.e., without cause) or by Mr. Hanna for good reason, or upon Mr. Hanna’s death or disability, Mr. Hanna is entitled to receive: (i) his Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid as of the date of termination for any year completed prior to the date of termination; (iii) reimbursement of any unreimbursed business expenses properly incurred by him prior to the date of termination in accordance with his Employment Agreement; (iv) such other employee benefits, if any, as to which he may be entitled pursuant to the terms governing such employment benefits and any applicable law; (v) a severance amount equal to his aggregate Base Salary for the lesser of (i) six months and (ii) the remainder of the term of his Employment Agreement (the “Severance Period”); and (vi) for the duration of the Severance Period, Mr. Hanna, his spouse and his dependents shall be entitled to continuation coverage under the Company’s group medical, dental and vision insurance plans comparable to the level of coverage in effect at the time of termination, provided he, his spouse and such dependents were enrolled in such plans immediately prior to his termination. Mr. Hanna is not entitled to receive duplicative or overlapping change of control benefits under his Employment Agreement and the COC Plan.

For the purposes of Mr. Hanna’s Employment Agreement, “cause” means (i) Mr. Hanna’s material breach of the Employment Agreement, (ii) Mr. Hanna’s willful failure to perform his required duties and responsibilities (if such failure to perform has not been cured within ten business days following receipt of notice from the Company), (iii) Mr. Hanna’s indictment for, or conviction of (A) a misdemeanor involving fraud, dishonest or moral turpitude or (B) any felony, (iv) dishonesty on the part of Mr. Hanna directly related to the performance of his duties, (v) Mr. Hanna’s wrongful and intentional disclosure of confidential information, (vi) a conflict of interest on the part of Mr. Hanna that is undisclosed and not approved by the Board, (vii) Mr. Hanna’s material violation of any Company policy applicable to all employees that materially and adversely affects the Company (if such material violation has not been cured within ten business days following receipt of notice from the Company) or (viii) Mr. Hanna’s engaging in any manner, directly or indirectly, in a business that competes with the business of the Company, unless first disclosed to and approved by the Board in all material respects. “Good reason” means the occurrence of any of the following: (i) the Company’s material breach of the Employment Agreement, (ii) a material reduction in Mr. Hanna’s Base Salary, (iii) a material diminution in Mr. Hanna’s authority, duties or responsibilities that are normally associated with the position of Chief Executive Officer, (iv) a requirement by the Company that Mr. Hanna be required to relocate outside of New Orleans or Houston, or (v) a change of control of the Company. Under the Employment Agreement, any termination of Mr. Hanna’s employment will not be deemed to be for “good reason” unless (i) the condition giving rise to Mr. Hanna’s termination has arisen without his consent, and (ii) (A) Mr. Hanna must have provided written notice to the Company of such condition within 90 days of the initial existence of the condition, (B) such condition must have remained uncorrected for a period of 30 days after the Company’s receipt of such notice and (C) Mr. Hanna’s termination of employment must have occurred within 30 days after the expiration of such 30-day cure period.

The following table reflects the estimated values that each of the Named Executive Officers currently employed by the Company would receive if such Named Executive Officer’s employment were terminated following a change of control. For purposes of these calculations, the Company has made certain assumptions that the Company considers reasonable, such as all legitimate business expenses are current, and that all earned salary payments are current as of the date of the potential termination scenario. The Company has assumed that each of the events that constitutes a termination of employment following a change of control of the Company has occurred on December 31, 2012, on which day the closing sales price of Common Stock was $22.55. The actual amount of payments that each such Named Executive Officer could receive may not be determined with complete accuracy until such time as an actual termination following a change of control occurs, but the values below are the Company’s best estimate as to the potential payments each such Named Executive Officer would receive as of December 31, 2012.

Potential Payments Upon Termination Following a Change of Control

Name	Lump Sum Severance Payment	Continuation of Medical, Dental and Life Insurance Benefit	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Shares Restricted Share Units and Cash Settled Restricted Share Units	Accelerated Vesting of Performance Shares	Total
	($)	($)	($)	($)	($)	($)
Gary C. Hanna	2,638,998	17,135	1,753,443	587,360	—	4,996,936
Tiffany J. Thom	990,570	21,719	570,360	519,281	—	2,101,930
Andre J. Broussard	1,193,858	21,643	218,316	416,611	—	1,850,428
W. Mac Jensen	569,183	21,265	189,673	441,732	—	1,221,853
Chad E. Williams	551,414	21,303	308,189	393,001	—	1,273,907

Narrative Disclosure of Our Compensation Policies and Practices as They Relate to our Risk Management

We do not believe that there are any risks arising from our compensation policies and practices for employees, including officers, that are reasonably likely to have a material adverse effect on the Company. By establishing a balanced set of corporate and individual performance objectives based on the same metrics that the Company believes investors use in determining whether to purchase the Company’s stock, the Compensation Committee believes that our executive compensation program effectively manages risk by aligning our management’s incentives with our stockholders’ interests in the long-term performance of the Company. The Compensation Committee and the Board are aware of the need to routinely assess our compensation policies and practices and will make a determination on an annual basis regarding the necessity of this particular disclosure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted and approved by the Board of Directors.

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to ensure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for (1) expressing an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles in the United States and (2) auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee monitors and oversees these processes on behalf of the Board of Directors.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and with the Company’s independent registered public accounting firm the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Furthermore, the Audit Committee discussed with the independent registered public accountants matters required to be discussed by the Statement on Auditing Standards 61, as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee also received from the independent registered public accountants the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee about independence and discussed with the independent registered public accountants their independence.

Based on the Audit Committee’s reviews and discussions referred to above, it recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for such year.

Audit Committee

Charles O. Buckner, Chairman

Steven J. Pully, Member

William F. Wallace, Member

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2012 and 2011:

	2012	2011
Audit fees (1)	$751,838	$598,622
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—

Total Fees	$751,838	$598,622

(1)	Audit fees are fees paid to PricewaterhouseCoopers LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with regulatory filings. Audit fees in 2012 include $105,100 related to services provided in connection with the 8.25% debt offering and $155,000 related to services provided in connection with the acquisitions of the Hilcorp Properties and the ST41 Interests. Audit fees in 2011 include $120,000 related to services provided in connection with the acquisitions of the ASOP Properties and Main Pass Interests. Audit fees in 2010 include $137,950 related to services provided in connection with the sale of the 8.25% Notes in February 2011.
(2)	There were no audit-related fees (including expenses) with respect to 2012 and 2011.
(3)	There were no tax fees (including expenses) with respect to 2012 and 2011.
(4)	There were no other fees (including expenses) with respect to 2012 and 2011.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. Under such procedures, the Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the independent registered public accountants to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the principal financial or accounting officer and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

Pursuant to the Company’s plan of reorganization, Carlson Capital and Wexford Capital received their respective shares of Common Stock in exchange for the Company’s senior notes existing prior to its Chapter 11 reorganization in 2009. Furthermore, upon the Company’s exit from its Chapter 11 reorganization, the Company issued 20% Senior Subordinated Secured PIK Notes due 2014 (“PIK Notes”) in an aggregate principal amount of $61,112,000 to Carlson Capital, Wexford Capital and certain other purchasers (collectively, the “Purchasers”) in exchange for the Purchasers’ participation in the exit financing pursuant to the Company’s plan of reorganization. Carlson Capital, for which Mr. Pully, a current director, serves as General Counsel, was (together with its affiliates) the beneficial owner of 4,038,221 shares of Common Stock at the time of the transaction and owned $9,250,153 in principal amount of the Company’s PIK Notes. Mr. McCarthy, the current chairman of our board of directors, is a Vice President and Senior Analyst at Wexford Capital, which (together with its affiliates) beneficially owned 7,058,630 shares of Common Stock at the time of the transaction and owned $16,670,605 in principal amount of the Company’s PIK Notes. The entire outstanding principal amount of the PIK Notes was paid on June 28, 2010. As of February 28, 2013, Carlson Capital beneficially owned 3,420,673 shares of Common Stock and Wexford Capital beneficially owned 5,653,425 shares of Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

Furthermore, Wexford Capital and Carlson Capital purchased $12.5 million and $12.0 million, respectively, in principal amount of the 8.25% Senior Notes due 2018, which we issued on February 14, 2011 (the “2011 Senior Notes”). In addition, Carlson Capital purchased $7.0 million in principal amount of the 8.25% Senior Notes due 2018, which we issued on October 25, 2012 (the “2012 Senior Notes”). Both Wexford Capital and Carlson Capital acquired the notes on the same terms and conditions as other investors who acquired the 2011 Senior Notes and 2012 Senior Notes from the initial purchasers of the 2011 Senior Notes and 2012 Senior Notes.

Policies and Procedures

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K. The Audit Committee conducts its review, approval or ratification of such transactions in accordance with the standards set forth in Section 144 of the Delaware General Corporation Law (the “DGCL”), which provides that such transactions will not be void or voidable solely because (a) of the related party nature of the transactions, (b) an interested director or officer is present or participates in the meeting of the Board or committee thereof that authorizes such transaction or (c) an interested director’s or officer’s votes are counted for such purpose if:

(i) the material facts of the related person’s relationship or interest and with respect to the transaction are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

(ii) the material facts of the related person’s relationship or interest and with respect to the transaction are disclosed or known to the Company’s stockholders entitled to vote thereon and such transaction is specifically approved in good faith by such stockholders; or

(iii) the transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board, committee or stockholders.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder proposals intended to be included in the proxy statement relating to the Company’s 2014 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than November 21, 2013 and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2014 Annual Meeting must be delivered to the Corporate Secretary of the Company no later than March 1, 2014, but no earlier than January 30, 2014. If, however, the date of the 2014 Annual Meeting is changed by more than 30 days from the anniversary date of this year’s Meeting, the stockholder notice described above will be deemed timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day after public announcement of the date of such meeting. For special meetings, a stockholder must submit notice of a proposal no earlier than the 90th day prior to such special meeting and no later than the close of business on the later of (i) the 60th day prior to such special meeting and (ii) the 10th day following public announcement of such meeting. If timely notice of a stockholder proposal is not given, the proposal may not be brought by the proposing stockholder or any other person. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal, if presented at the meeting.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Section 2.12 of the Company’s Amended and Restated Bylaws. Stockholder proposals related to other business must comply with Section 2.11 of the Company’s Amended and Restated Bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

All stockholders who do not expect to attend the 2014 Annual Meeting are urged, regardless of the number of shares owned, to participate in the Meeting by proxy via the Internet, telephone or mail.

By Order of the Board of Directors

/s/ David P. Cedro

David P. Cedro

Senior Vice President, Chief Accounting Officer,

Treasurer and Corporate Secretary

New Orleans, Louisiana

March 21, 2013

Appendix A

FORM OF SECOND AMENDMENT

TO THE

2009 LONG TERM INCENTIVE PLAN OF

ENERGY PARTNERS, LTD.

Section 3(a) of the Energy Partners, Ltd. 2009 Long Term Incentive Plan, effective as of September 21, 2009 (the “2009 LTIP”), as amended on May 26, 2011, is hereby amended and restated to read in its entirety as follows:

“3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Restricted Stock Units that have been earned shall not exceed in the aggregate 3,574,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.”

Duly adopted effective as of the [    ] day of [            ], 2013.

EPL Oil & Gas, Inc.

By:
David P. Cedro Senior Vice President, Chief Accounting Officer, Treasurer and Corporate Secretary

Appendix B

FORM OF FIRST AMENDMENT

TO THE

2009 LONG TERM INCENTIVE PLAN OF

ENERGY PARTNERS, LTD.

Section 3(a) of the Energy Partners, Ltd. 2009 Long Term Incentive Plan, effective as of September 21, 2009 (the “2009 LTIP”), is hereby amended and restated to read in its entirety as follows:

“3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Restricted Stock Units that have been earned shall not exceed in the aggregate 2,474,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.”

Duly adopted effective as of the [    ] day of [            ], 2011.

ENERGY PARTNERS, LTD.

By:
John H. Peper Executive Vice President, General Counsel and Corporate Secretary

Appendix C

ENERGY PARTNERS, LTD.

2009 LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the Energy Partners, Ltd. 2009 Long Term Incentive Plan (the “Plan”) is to attract and retain directors, officers and other key employees for Energy Partners, Ltd., a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) and to provide to such persons incentives and rewards for superior performance. The Plan will be effective September 21, 2009 (the “Effective Date”).

2. Definitions. As used in the Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Award” means a grant of Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Performance Units, Performance Awards, Restricted Stock Units, a grant or sale of Restricted Shares or Bonus Stock.

“Base Price” means the price used as the basis for determining the Spread upon the exercise of an Appreciation Right.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) A majority of the members of the Board (the “Incumbent Board”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions to each other as their ownership, immediately prior to such Business Combination of the Outstanding Company

Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the provisions of Section 14 and the foregoing provisions of this definition of “Change in Control,” no Award subject to the Nonqualified Deferred Compensation Rules (a “409A Award”) shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award agreement governing such 409A Award as a result of a Change in Control unless the event constituting such Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules; provided, however, that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change in Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change in Control as a result of the limitations described in the preceding sentence, such 409A Award shall become exercisable or be settled or payable upon the earliest-occurring event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such 409A Award.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 15 of the Plan, the Board.

“Common Stock” or “Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 13 or 14 of the Plan.

“Date of Grant” means the date specified by the Committee on which the grant of an Award is effective.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means the award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established, when so determined by the Committee, that are to be achieved with respect to an Award. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed or on which the Participant’s efforts have the most influence. The Management Objectives may be made relative to the performance of other corporations or businesses.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement, in each such case to the extent it would cause such a result.

“Market Value Per Share” means, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which the shares of Common Stock are then trading or, if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Committee.

“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the regulations promulgated thereunder.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of the Plan.

“Participant” means a person who is selected by the Committee to receive an Award under the Plan and who is at the time a director, officer or other key employee of the Company or any one or more of its Subsidiaries.

“Performance Award” means the grant, pursuant to Section 8(h) of the Plan, of an Award subject to performance criteria specified by the Committee.

“Performance Period” means, in respect of a Performance Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives or pre-established performance goals relating to such Performance Award, Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 (or such other value as the Committee determines) awarded pursuant to Section 8 of this Plan.

“Public Offering” means an underwritten public offering of the Company’s equity securities registered under the Securities Act of 1933, as amended, or any successor statute thereof, and the rules and regulations promulgated thereunder, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) are publicly traded.

“Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 5 of the Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfers referred to therein have expired.

“Restricted Stock Units” means an award pursuant to Section 9 of this Plan of the right to receive shares of Common Stock, cash or other consideration at the end of a specified Deferral Period.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

“Ten Percent Employee” means an employee of the Company or any of its Subsidiaries who owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Restricted Stock Units that have been earned shall not exceed in the aggregate 1,237,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issuance or transfer hereunder.

(c) In each calendar year during any part of which this Plan is in effect, a “Covered Employee” (as defined within the meaning of Section 162(m) of the Code and regulations thereunder, including Treasury Regulation §1.162-27 and successor regulations thereto) may not be granted (i) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating to more than 400,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 13, and (ii) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $5,000,000.00.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will be evidenced by an agreement executed on behalf of the Company by an authorized officer and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

(b) Option Rights granted under this Section 4 may be Incentive Stock Options, options that are not intended to be Incentive Stock Options, or combinations of the foregoing. Incentive Stock Options may be granted only to individuals who are employees of the Company or a Subsidiary that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

(c) Each grant will specify the number of shares of Common Stock to which it pertains. The Market Value Per Share of Common Stock subject to an Incentive Stock Option and the aggregate Market Value Per Share of the Company’s Common Stock, or a Subsidiary’s common stock if that Subsidiary is considered a “subsidiary corporation” within the meaning of Section 424 of the Code, that is subject to any other Incentive Stock Option that first becomes purchasable by a Participant in any calendar year may not, with respect to that Participant, exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time.

(d) Each grant will specify the Option Price, which will not be less than 100% of the Market Value Per Share on the Date of Grant. The Option Price of Incentive Stock Options issued to a Ten Percent Employee may not be less than 110% of the Market Value Per Share on the Date of Grant.

(e) Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Option Rights or installments thereof will become exercisable.

(f) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control of the Company.

(g) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value Per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value Per Share on the date of exercise equal to the aggregate Option Price, or (iv) by a combination of such methods of payment; provided, however , that the payment methods described in clauses (ii), (iii) and (iv) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

(h) To the extent permitted by law, a grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(i) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(j) A grant may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(k) No Option Right will be exercisable more than 10 years from the Date of Grant (five years with respect to Incentive Stock Options granted to a Ten Percent Employee).

(l) Any grant may provide for the effect on the Option Rights (or any shares of Common Stock issued with respect to the Option Rights) of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(m) For purposes of any provision in the Plan or an agreement evidencing a Participant’s award of Option Rights that relates to the effect on an Option Right of a Participant’s ceasing to perform services for the Company or any Subsidiary, a termination of employment or other separation from service will occur when the Participant permanently ceases to perform services for the Company and all Subsidiaries or when the entity for which the Participant is performing services ceases to be a Subsidiary, unless the Participant immediately becomes employed by the Company or another Subsidiary.

(n) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

5. Appreciation Rights. (a) The Committee may authorize the granting (i) to any Participant, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Participant, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

(vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights shall provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 6. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale of Restricted Shares will be evidenced by an agreement executed on behalf of the Company by an authorized officer and delivered to the Participant and will contain such terms and provisions, consistent with the Plan, as the Committee may approve.

(b) Each such grant or sale may be made without additional consideration, in consideration of a payment by the Participant that is less than Market Value Per Share at the Date of Grant or in consideration of services rendered to the Company or a Subsidiary, except as may otherwise be required by the Delaware General Corporation Law.

(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control of the Company.

(f) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(g) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(h) Unless otherwise directed by the Committee, all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed.

7. Deferred Shares. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale shall be subject to a Deferral Period, as determined by the Committee at the Date of Grant, and may provide for the lapse or other modification of such Deferral Period in the event of a Change in Control.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Performance Shares, Performance Units and Performance Awards. The Committee may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than 12 months, except in the event of a Change in Control, if the Committee shall so determine) commencing with the Date of Grant as shall be determined by the Committee on the Date of Grant.

(c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(h) Regarding Performance Awards Granted to Designated Covered Employees only: if the Committee determines that a Performance Award to be granted to any Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon such Participant’s achievement of pre-established performance goals and other terms set forth in this Subsection 8(h).

(i) Performance Goals Generally. The performance goals for such Performance Award shall consist of one or more business criteria or individual performance criteria and one or more targeted levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subsection 8(h). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Award. Performance goals may differ for Performance Award granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per Share; (2) revenues, (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Market Value Per Share of the Common Stock; and (23) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a pool (the “Performance Award Pool”), which shall be an unfunded pool, for the purpose of measuring the Company’s performance in connection with Performance Awards. The amount of such Performance Award Pool shall be based upon the Company’s achievement of one or more performance goals based on the criteria set forth in Subsection 8(h)(ii) hereof during any given performance period, as specified by the Committee in accordance with Subsection 8(h)(iii) hereof. The Committee may specify the amount of the Performance Award Pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or any other amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine (A) the amount, if any, of the Performance Award Pool and the maximum amount of the potential Performance Awards payable to each Participant thereunder, or (B) the amount of the potential Performance Awards otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, or other Awards or property in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not increase any amount payable to a Covered Employee as a Performance Award pursuant to this Subsection 8(h). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of a termination of Participant’s employment by such Participant prior to the end of a performance period or the settlement of Performance Awards related to a performance period.

(vi) Written Determinations. With respect to any Award intended to qualify under Section 162(m) of the Code, all determinations by the Committee regarding (A) the establishment of performance goals, (B) the amount of any Performance Award Pool or potential individual Performance Awards, or (C) the achievement of performance goals relating to Performance Awards shall be made in writing. The Committee may not delegate to any other person any of its responsibilities relating to such Performance Awards.

(vii) Status of Subsection 8(h) under Section 162(m) of the Code. It is the intent of the Company that any Performance Awards granted under Subsection 8(h) hereof to mean any person who is designated by the Committee as likely to be “Covered Employee” within the meaning of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and the successor regulations thereto) shall, if the person is so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Accordingly, the terms of Subsection 8(h), including the definitions of “Covered Employee” and the other terms used therein shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything in the foregoing to the contrary, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the

Committee, as of the time of any grant of Performance Awards during any fiscal year, who is likely to be deemed to be a Covered Employee with respect to such fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by the Company or a Subsidiary to deliver shares of Common Stock, cash or other consideration to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value Per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law or other applicable law.

(b) Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant.

(c) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the Deferral Period, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.

(d) Any grant or sale may provide for the earlier termination of the Deferral Period in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.

(e) During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, and will not have any rights of ownership in or any right to vote any shares of Common Stock that may be issued in settlement of Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(f) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(g) Each grant or sale will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

10. Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Common Stock to Participants as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Common Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Any Common Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Common Stock to any officer of the Company or Subsidiary thereof in lieu of salary or other cash compensation, the number of Shares granted in place of such salary or cash compensation shall be reasonable (as determined by the Committee).

11. Transferability. (a) Except as otherwise determined by the Committee, no Award or other derivative security granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

(b) The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares, Performance Units, Performance Awards, or Restricted Stock Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of the Plan, will be subject to further restrictions on transfer.

(c) Notwithstanding anything in this Section 11 to the contrary, a Participant may transfer all, but not less than all, of any Award granted to such Participant under the Plan based upon such Participant’s service as a non-employee director of the Board; provided, however, that such Participant may only transfer such Award to the institutional investor that (i) has designated such Participant to serve as a non-employee director of the Board pursuant to any agreement to which the Corporation is a party and (ii) requires any individual serving as its designate to the Board to transfer all compensation based upon such individual’s service on the Board to such institutional investor.

12. Company’s Repurchase Right.

(a) Subject to the terms of this Section 12, upon the occurrence of any Repurchase Event (as defined herein) the Company will have the right (unless waived by the Company in an agreement evidencing a Participant’s Award) to repurchase all or any portion of the shares of Common Stock issued as Restricted Shares or all or any portion of the shares of Common Stock issued to a Participant under this Plan (the “Shares”). The repurchase right may be exercised by the Company at any time following the date of a Repurchase Event by giving the holder of the Shares written notice of its intention to exercise such right; provided, however, that the Company may not exercise such repurchase right until the holder has held the Shares for at least 183 days. The purchase price per share will be the Market Value Per Share on the date of such notice; provided, however , that if the Participant’s employment with the Company is terminated for cause, the purchase price per share will be the lesser of the Market Value Per Share on the date of such notice or the purchase price per share paid by the Participant.

(b) Within 30 days following the date of delivery by the Company of a written notice of its election to exercise its repurchase right pursuant to this Section 12, the Company will pay to the Participant or other holder of the Shares the full amount of the purchase price, if any, in cash, and the Participant or holder will deliver to the Company the stock certificate or certificates representing the Shares being purchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

(c) For purposes of the Plan, “Repurchase Event” means (i) the termination of the Participant’s employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntary; (ii) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Participant or other holder of the Shares, (iii) the Participant or other holder of Shares being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date; or (iv) the Participant or other holder being subject to a transfer of Shares by operation of law.

(d) If any change in the Common Stock occurs as a result of any transaction or event described in Section 13 of the Plan, the restrictions contained in this Section 12 will apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, the Shares.

(e) If the Participant or holder fails or refuses to deliver on a timely basis duly endorsed certificates representing Shares purchased by the Company pursuant to this Section 12, the Company will have the right to deposit the purchase price for such Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant or holder, whereupon (i) such Shares will be deemed to have been purchased by the Company and (ii) the Company will make an appropriate notation on its books and records reflecting such repurchase and may place stop-transfer or similar instructions with respect to such Shares with any transfer agent for the Common Stock. All such monies will be held by the bank or trust company for the benefit of the Participant or holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit will be repaid by the bank or trust company to the Company on demand and become general funds of the Company, and the Participant or holder will thereafter look only to the Company for payment.

(f) The repurchase right of the Company set forth above will not be effective at any time the Shares subject to this Plan are required to be registered under Section 12 of the Exchange Act. If the repurchase right of the Company is in effect, it will be binding upon any transferee of Shares. The Company may place a legend on any certificate for Shares delivered to the Participant reflecting the repurchase rights provided in the Plan.

13. Adjustments. The Committee will make or provide for such adjustments in the maximum number of shares specified in Section 3 and Section 4 of the Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, in the Option Price applicable to any Option Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to maintain the intent of the Plan or to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

14. Change in Control.

(a) Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder of an Award, shall effect one or more of the following alternatives, which may vary among individual holders of Awards and among Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Performance Units, Performance Awards, Restricted Stock Units, Restricted Shares or Bonus Stock, as applicable to such Award, (collectively “Grants”) held by any individual holder: (i) accelerate the time at which any Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate;

(ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date specified by the Committee, before or after such Change in Control, in which event the Committee shall thereupon cancel such Grants and pay to each holder thereof an amount in cash per Share equal to the excess, if any, of the Change in Control Price (as calculated pursuant to Subsection 14(b) below) of the Shares subject to such Grants over the exercise price(s) under such Grants for such Shares; (iii) make such adjustments (including conversion of the underlying security to a successor security) to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) remove any restrictions or portions thereof associated with such Grants; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided further that the right to make such adjustments shall include, but not be limited to, the modification of any Grant such that the holder of such Grant shall be entitled to purchase or receive (in lieu of the total Shares or other consideration that such holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), a number of Shares of Common Stock, other securities, cash or property equal to the Total Consideration such holder would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the total number of Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) (in the case of Appreciation Rights) if the Appreciation Rights had been exercised immediately before the consummation of the Change in Control.

(b) Change in Control Price. For the purposes of Section 14(a), the “Change in Control Price” shall be deemed to be the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Share price offered to holders of Common Stock in any merger or consolidation; (ii) the per Share value of the Common Stock immediately before the consummation of a Change in Control without regard to assets sold in the Change in Control, and assuming the Company has received the consideration paid for the assets in the case of any sale of the assets; (iii) the amount of consideration distributed per Share of Common Stock in any dissolution; (iv) the price per Share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place; or (v) if a Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Subsection 14(b), the Market Value Per Share of the Shares that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 14 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(c) The provisions of this Section 14 shall be subject to the provisions of the final paragraph of the definition of “Change in Control.”

15. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock (valued at the Market Value Per Share at such time) that would otherwise be transferred to the Participant or such other person in payment or delivery of the Participant’s Award. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.

17. Administration of the Plan. (a) The Committee will consist of two or more directors appointed by the Board, all of whom will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time, and its size and members will otherwise satisfy applicable requirements of any exchange or market system upon which shares of Common Stock are listed or admitted to trading.

(b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award, and to determine whether a Participant’s termination of employment resulted from voluntary resignation for good reason, discharge for cause or any other reason. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

(c) The Committee will act by a majority of the votes of its members in office and the Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by directors constituting a voting majority of the Committee.

18. Amendments, Etc. (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or quoted or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.

(b) Neither the Committee nor the Board will authorize the amendment of any outstanding Option Rights to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Option Rights will be cancelled and replaced with Option Rights having a lower Option Price without further approval of the stockholders of the Company. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 13 of the Plan.

(c) In case of termination of employment or termination of service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or who holds Restricted Shares as to which the substantial risk of forfeiture or the prohibition on restriction has not lapsed, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 11(b) of the Plan, the Committee may, in its sole discretion: (i) accelerate the time at which such Option Right may be exercised, (ii) accelerate the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse, (iii) accelerate the time when such transfer restriction will terminate, or (iv) waive any other limitation or requirement under any such award.

(d) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(f) It is the Company’s intention that any Award granted under the Plan will not constitute a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules. In granting an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will not cause the Award to be subject to the Nonqualified Deferred Compensation Rules.

(g) The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice. The Company, the Subsidiaries, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

19. Termination. No grant will be made under the Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

20. Governing Law. The Plan, all Awards and all actions taken under the Plan and with respect to the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including, without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of the State of Delaware.

21. Conditions to Delivery of Stock. Nothing contained herein nor in any Award granted hereunder or any Award agreement shall require the Company to issue any Shares with respect to any Award if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option Right or Appreciation Right, or at the time of any grant of Restricted Shares, Restricted Stock Unit, Deferred Shares, Performance Awards, Performance Shares, Performance Units, Bonus Stock or any other Award, the Company may, as a condition precedent to the exercise of such Option Right or Appreciation Right or settlement of any Restricted Share, Restricted Stock Unit or other Award, require from the Participant (or in the event of the Participant’s or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Participant’s intentions with regard to the retention or disposition of the Shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such Participant (or in the event of the Participant’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on April 29, 2013.

Vote by Internet
• Go to www.envisionreports.com/EPL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” ITEMS 2, 3 and 4.

1. Election of Directors:	01 - Charles O. Buckner	02 - Scott A. Griffiths	03 - Gary C. Hanna	+
	04 - Marc McCarthy	05 - Steven J. Pully	06 - William F. Wallace

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Approve an amendment to the Company’s 2009 Long Term Incentive Plan to increase the number of shares of common stock available for award under the plan from 2,474,000 to 3,574,000 shares.	☐	☐	☐	3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2013.	☐	☐	☐

4.	Approve, on a non-binding advisory basis, the Company’s executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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¢	1 U P X	+

01LSRD

Important notice regarding the Internet availability of proxy materials for the 2013 Annual Meeting of Stockholders. The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2012 are available at: www.edocumentview.com/epl

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — EPL Oil & Gas, Inc.

2013 Annual Meeting of Stockholders - April 30, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Gary C. Hanna and David P. Cedro, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EPL Oil & Gas, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders of the Company to be held on April 30, 2013 or at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)